UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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Ranpak Holdings Corp.
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Dear Fellow Stockholders:
April [ ], 2026
Dear Fellow Stockholders:
I want to cordially invite you to attend the 2026 Annual Meeting of Stockholders of Ranpak Holdings Corp. at www.virtualshareholdermeeting.com/PACK2026 on May 21, 2026 at 10:00 a.m. Eastern time. The meeting will be held virtually, via live webcast.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 27, 2026 for the first time on or about April [ ], 2026.
I also want to share that we remain committed to our mission to deliver a better world. We are working hard to innovate and bring solutions to our customers that will help make their supply chains more sustainable. In addition, we will be releasing our seventh Sustainability and Impact Report this year, which will highlight our continuing efforts and commitment to demonstrate our leadership in sustainability. We look forward to sharing our progress with you.
Sincerely,

Omar Asali
Chairman of the Board of Directors and
Chief Executive Officer

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OH 44077
Notice of Annual Meeting of Stockholders to be Held on May 21, 2026
To the Stockholders of Ranpak Holdings Corp.:
NOTICE IS HEREBY GIVEN

Time and Date May 21, 2026, at 10:00 a.m. (Eastern time)	Location virtual meeting conducted exclusively via live webcast at www.virtualshare holdermeeting.com/ PACK2026
Record Date
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
Only stockholders who owned common stock of the Company at the close of business on March 27, 2026 (the “Record Date”) can vote at this meeting or any adjournments that take place.

1.
to elect the three directors named in the Proxy Statement as Class I directors of Ranpak Holdings Corp., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	to approve a non-binding advisory resolution approving the compensation of the named executive officers; and
4.
to approve, for the purpose of complying with NYSE Listing Rule 312.03(c), the issuance of certain shares of our Class A Common Stock upon the exercise of a warrant issued by the Company to Walmart Inc.

The Company will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote:

Proposal No. 1:	FOR the election of the three director nominees;
Proposal No. 2:	FOR the ratification of the appointment of KPMG LLP, as the independent registered public accounting firm;
Proposal No. 3:	FOR the approval of the non-binding advisory resolution to approve the compensation of our named executive officers; and
Proposal No. 4:	FOR the approval of the issuance of certain shares of our Class A Common Stock upon the exercise of a warrant issued by the Company to Walmart Inc.

2026 VIRTUAL ANNUAL STOCKHOLDER MEETING
The Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for Ranpak currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting

www.virtualshareholdermeeting.com/PACK2026 at the meeting date and time. To log in, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PACK2026 for assistance.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
NOTICE AND ACCESS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 21, 2026. The Proxy Statement and the Company’s 2025 Annual Report on Form 10-K are available, free of charge, at proxyvote.com.
The Notice of Annual Meeting of Stockholders to be held on May 21, 2026 contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our 2025 Annual Report on Form 10-K. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department at ir@ranpak.com, at 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
By Order of the Board of Directors

Sara A. Horvath
Executive Vice President, Chief Legal & HR Officer & Secretary
April [ ], 2026
7990 Auburn Road
Concord Township, Ohio 44077

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OH 44077
PROXY STATEMENT
For the 2026 Annual Meeting of Stockholders May 21, 2026
We have made available our proxy materials because the Board of Directors (the “Board”) of Ranpak Holdings Corp. (referred to herein as the “Company,” “Ranpak,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 21, 2026, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/PACK2026.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 27, 2026 (the “Record Date”) on or about April [ ], 2026. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Annual Report on Form 10-K (and the 2026 Proxy Statement) are available, free of charge, at proxyvote.com and are also available on our website at ir.ranpak.com.
Ranpak   1   2026 Proxy Statement

PROPOSAL NO. 1
Election of Directors
The Company’s Board is divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Victoria Dolan, Michael Gliedman and Alicia Tranen; Class II directors are Thomas F. Corley, Michael A. Jones and Robert C. King; and Class III directors are Omar Asali, Pam El, and Salil Seshadri.
Class I directors standing for re-election at the Annual Meeting are Victoria Dolan, Michael Gliedman and Alicia Tranen. Class II and Class III directors will stand for election at the 2027 and 2028 annual meetings of stockholders, respectively.
Each of the nominees for election as Class I director is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class I director would serve for three years and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board. Our board currently consists of nine (9) seats. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.
The following table sets forth information for the nominees who are currently standing for election:

NAME	AGE	DIRECTOR SINCE
Victoria L. Dolan(1)	66	2024
Michael S. Gliedman	62	2019
Alicia Tranen(1)(2)	53	2019

(1)	Member of the Audit Committee
(2)	Member of Compensation Committee
Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director. See pages 10 through 14 for the biographical information for the other directors not standing for election.
Ranpak   2   2026 Proxy Statement

Victoria L. Dolan
Victoria L. Dolan, 66, has been a member of our Board since October 2024. Ms. Dolan previously served as Chief Financial Officer of Revlon, Inc. from March 2018 to September 2022. From 2016 to 2018, Ms. Dolan served as Chief Transformation Officer of Colgate-Palmolive Company, for which she also served as Corporate Controller and Principal Accounting Officer from 2011 to 2017, and as Vice President, Finance and Strategic Planning, European and South Pacific Division from 2008 to 2011. Prior to joining Colgate, Ms. Dolan held multiple management positions with Marriott International, Inc., most recently as Executive Vice President and Chief Financial Officer of Marriott Vacation Club International, and The Coca-Cola Company. Ms. Dolan has also served on the board of directors of Instacart (CART) since 2024 and she previously served on the board of Stericycle from 2023 to 2024. Ms. Dolan holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Ms. Dolan's qualifications to serve on our Board include her experience as a Chief Financial Officer of a large multinational company, experience with consumer product companies, and detailed knowledge regarding complex financial reporting matters.

Michael S. Gliedman
Michael S. Gliedman, 62, has served as our Chief Technology Officer since March 2020. In this capacity, Mr. Gliedman oversees all aspects of technology for the Company. He has been a member of our Board since June 2019. Mr. Gliedman is also Managing Director of Blue Strat Advisors, a technology strategy and digital transformation consulting firm that he founded in November 2017. Previously, Mr. Gliedman was Senior Vice President and Chief Information Officer for the National Basketball Association from July 1999 to July 2017, where he was responsible for identifying and applying technologies to enhance the fan experience, technology strategy formulation, systems design and implementation and cybersecurity for the league. Prior to joining the NBA, Mr. Gliedman served as Senior Vice President, Application Development at Viacom from May 1997 to June 1999. Prior to joining Viacom, he was a Principal in the Media & Entertainment practice at Booz Allen & Hamilton, from October 1991 to May 1997. Mr. Gliedman received an M.B.A. with a concentration in Marketing from Columbia Business School and a B.A. in Computer Science from Brandeis University.

Mr. Gliedman’s qualifications to serve on our Board include: his extensive experience driving business focused technology initiatives developed through years as a management consultant and as an operator at both Viacom and the NBA; his substantial expertise in digital marketing and social media; and his 18 years of corporate leadership experience as a senior executive at the NBA.

Ranpak   3   2026 Proxy Statement

Alicia Tranen
Alicia Tranen, 53, has been a member of our Board since June 2019. Ms. Tranen is currently the Founder, General Partner and Portfolio Manager of Boulevard Capital Management, which she founded in June 2008. Boulevard Capital Management is an investment fund that primarily invests in public companies. Ms. Tranen is also a Senior Advisor to 3L Capital Management, a growth equity firm based in New York City and Los Angeles. Previously, she served as a Senior Analyst at Cantillon Capital, an $11 billion long-short equity hedge fund, from inception in February 2003 to March 2008. At Cantillon, Ms. Tranen was a senior member of the investment team. Prior to that, she was a Principal at RRE Ventures, a venture capital firm with $500 million in assets, from September 1999 to March 2002. While at RRE Ventures, Ms. Tranen served on the boards of directors, or as an observer to the board, of 10 RRE Ventures portfolio companies. From September 1994 to August 1997, Ms. Tranen was a Research Associate at Fidelity Management & Research Co, where she was responsible for research, analysis and coverage of over 100 public companies. Ms. Tranen received an M.B.A. from Harvard Business School and a B.A. in Economics from Tufts University.

Ms. Tranen’s qualifications to serve on our Board include: her strong business and financial acumen, including the knowledge of operational financials and balance sheets; her extensive experience as an investor in public companies of all sizes across multiple industries; her background evaluating the financial performance of late stage private companies and public companies; and her experience as a director and/or a significant stockholder in numerous companies.

The Board unanimously recommends a vote FOR the election of each of the above-named Class I nominees.

Ranpak   4   2026 Proxy Statement

Corporate Governance
BOARD COMPOSITION AND DIRECTOR NOMINEES
Our business and affairs are managed under the direction of our Board. Our certificate of incorporation and our bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms. Our current directors are as follows:
•	Our Class I directors are Ms. Dolan, Mr. Gliedman and Ms. Tranen, and they are nominated for re-election at the Annual Meeting.
•	Our Class II directors are Messrs. Corley, Jones and King, with terms expiring at the 2027 Annual Meeting.
•	Our Class III directors are Messrs. Asali, Seshadri, and Ms. El, with terms expiring at the 2028 Annual Meeting.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (other than a vacancy created by an increase in the size of the Board) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the Board serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Board is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
In making recommendations to the Company’s Board of nominees to serve as directors, the Nominating, Sustainability & Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee (including with respect to stockholder recommendations) and will take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating Director nominees, the Board with assistance of the Nominating, Sustainability & Governance Committee, evaluates a nominee’s qualities, experience, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. The Nominating, Sustainability & Governance Committee does not have a specific director diversity policy.
In addition, three of our investors, JS Capital LLC, Soros Capital LLC and Schusterman Family Investments, each have the right to designate one observer to our Board. There are currently three observers.
INDEPENDENCE OF THE BOARD OF DIRECTORS
Seven of our directors currently serving on our Board qualify as independent within the meaning of the independent director guidelines of the New York Stock Exchange (“NYSE”).
Consistent with our Corporate Governance Guidelines and charter of our Nominating, Sustainability & Governance Committee, our Board has made an affirmative determination as to the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and as a result of this review, and upon the review and recommendation of the Nominating, Sustainability & Governance Committee, our Board has determined that each of Messrs. Corley, King, Jones and Seshadri and Mses. Dolan, El and Tranen are independent, as defined in the rules of the NYSE.
Ranpak   5   2026 Proxy Statement

BOARD LEADERSHIP STRUCTURE
Mr. Asali serves as both our Chief Executive Officer and the Chairman of the Board. The Board meets in executive session amongst non-management directors at each regularly scheduled quarterly Board meeting, which are presided over by Thomas F. Corley, who serves as an independent director and as Chair of the Nominating, Sustainability & Governance Committee. We also have fully independent Audit, Nominating, Sustainability & Governance, and Compensation committees along with governance practices that promote independent leadership and oversight.
The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives by the CEO and Chair, and independent oversight of management’s execution of such objectives.
The Board notes that all directors are elected by the Company’s stockholders. The Board, therefore, does not believe it appropriate or necessary in serving the best interests of the Company to designate a lead director at this time. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.
BOARD DIVERSITY AND ATTRIBUTES
Our Board believes diversity is important and seeks representation across a range of backgrounds, diverse skills, and professional experience, and regularly assesses our Board’s overall composition when identifying and evaluating director candidates.

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three fully independent standing committees: the Audit Committee, the Compensation Committee and the Nominating, Sustainability & Governance Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request.
Audit Committee
Our Audit Committee is currently composed of Mr. King and Mses. Dolan and Tranen, with Ms. Dolan serving as the chair of the committee. Our Board has determined that each member of the Audit Committee meets the independence requirements and the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE. Our Board has determined that each member qualifies as an “Audit Committee financial expert” as defined under SEC rules.
Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee is also responsible for preparing the audit committee report that SEC rules require to be included in this Proxy Statement. The Audit Committee charter details the principal responsibilities of the Audit Committee, including assisting the Board in its oversight of:
•	the integrity of the Company’s financial statements and internal controls;
•	the qualifications, independence and performance of the Company’s independent registered public accounting firm;
•	the design and implementation of the Company’s internal audit function; and
•	the Company’s enterprise risk management framework and compliance with legal and regulatory requirements.
Ranpak   6   2026 Proxy Statement

Compensation Committee
Our Compensation Committee is composed of Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee. Our Board has determined that each of Messrs. Seshadri and King and Ms. Tranen qualifies as independent under the applicable rules of the NYSE, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee charter details the principal responsibilities of the Compensation Committee, including:
•	reviewing and approving compensation (including equity-based compensation) for the Company’s directors;
•
reviewing and approving the compensation of our CEO and each of the Company’s senior executive officers, including: (i) identifying, reviewing and approving corporate goals and objectives relevant to executive officer compensation; and (ii) evaluating each executive officer’s performance in light of such goals and objectives to determine such compensation;

•	reviewing the Company’s management succession planning in consultation with our CEO;
•	reviewing and evaluating the Company’s executive compensation and benefits plans generally; and
•	reviewing and assessing the risks arising from the Company’s employee compensation policies and practices.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.
Nominating, Sustainability & Governance Committee
Our Nominating, Sustainability & Governance Committee is currently composed of Messrs. Corley and Seshadri and Mses. Dolan and El, with Mr. Corley serving as chair of the committee. Each of Messrs. Corley and Seshadri and Mses. Dolan and El is an independent director under the applicable rules of the NYSE relating to Nominating, Sustainability & Governance Committee independence.
The Nominating, Sustainability & Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating, Sustainability and Governance Committee charter details the principal responsibilities of the Nominating, Sustainability and Governance Committee, including:
•	reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs;
•
recommending criteria for the selection of candidates to the Board and its committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;

•	recommending to the Board director nominees for election;
•	recommending directors for appointment to Board committees;
•	making recommendations to the Board as to determinations of director independence;
•	overseeing the evaluation of the Board;
•	overseeing the Company’s corporate social responsibility program, including its ESG initiatives and related risks; and
•
developing and recommending to the Board the Corporate Governance Guidelines (the “Guidelines”) and the Code of Ethics and Business Conduct (the “Code”) for the Company and overseeing compliance with such Guidelines and Code.

Ranpak   7   2026 Proxy Statement

STOCKHOLDER ENGAGEMENT
In connection with and following our 2025 Annual Meeting, we engaged with 33 of our largest stockholders, representing approximately 76% of our outstanding shares and 73% of institutional holders as of December 31, 2025. We provided updates on the Company, discussed governance, executive compensation, and other matters of interest. We discuss stockholder and advisor feedback with the Committee members as we are continuously reviewing our governance practices and executive compensation programs and will continue to welcome feedback from our stockholders.
CODE OF ETHICS
We have adopted the Code applicable to our directors, officers and employees that complies with the rules and requirements of the NYSE. The Company intends to disclose any amendments to or waivers of certain provisions of the Code for executive officers or directors on its website at ir.ranpak.com within the time period required by the SEC and the NYSE.
Copies of our Code, along with our Corporate Governance Guidelines and the charter of each of our Audit, Compensation and Nominating, Sustainability & Governance Committees are available on our website at ir.ranpak.com. Information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement. In addition, a copy of the Code will be provided without charge upon request.
INSIDER TRADING POLICY; HEDGING AND PLEDGING POLICY
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company's securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the Company.
Our Insider Trading Policy also covers hedging and pledging. Employees and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. We prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.
A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
MEETINGS AND ATTENDANCE
Our Board met six times during 2025. The Audit Committee met 13 times, the Compensation Committee met five times and the Nominating, Sustainability & Governance Committee met four times. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Eight of the nine directors then in service attended the 2025 annual stockholders meeting.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Should stockholders or other interested parties wish to communicate with the Board, non-management or independent directors as a group or any specified individual directors, such correspondence should be sent to the attention of Sara Horvath, Secretary at Ranpak, 7990 Auburn Road, Concord Township, Ohio 44077. The Secretary will forward correspondence relating to the Board’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties will be handled at the Secretary’s discretion. Stockholders may also submit recommendations of director candidates by following the same procedures.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board oversees our risk management. The Board, directly and through the Audit and other Committees carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business.
Ranpak   8   2026 Proxy Statement

SUSTAINABILITY
At Ranpak, sustainability is at the center of our enterprise strategy. From our beginning over 50 years ago, our business has been built around providing our customers and end-users with effective and more sustainable alternatives to meet their secondary packaging needs. We believe that the manufacture, sale, and use of our packaging solutions directly contribute to the creation of a more sustainable – and more circular – global supply chain. We help our customers and end-users meet their own sustainability goals. At the same time, Ranpak is on its own journey as a company. In our seventh year as a public company, we have made substantial progress on sustainability matters since becoming a public company – we have identified sustainability metrics that are material to our business; we collect and analyze significant sustainability-related data relating to our internal operations; we have set long-term corporate-level sustainability targets; we have assigned oversight of our sustainability performance to a committee of our Board; and, in 2026, we will publish our seventh Sustainability and Impact Report – and we acknowledge that we have more to do. Moreover, we are committed to continuing our leadership in facilitating the emergence of a more sustainable supply chain. For more information, and a copy of our most recent Sustainability and Impact Report, please visit our website at ranpak.com/sustainability.
BOARD OVERSIGHT OF MATERIAL ENVIRONMENTAL AND SOCIAL RISK
Ranpak takes into account considerations that affect our key stakeholders, including our stockholders, customers, employees, communities, regulators and suppliers. In recognition of this, our Nominating, Sustainability & Governance Committee of the Board oversees, reviews and assesses Ranpak’s sustainability and corporate social responsibility program and initiatives. The Nominating, Sustainability & Governance Committee reviews our annual Sustainability and Impact Report, and receives regular briefings from our Chief Sustainability Officer. The committee reports to our full Board which has ultimate responsibility to oversee material risks and opportunities.
HUMAN CAPITAL RESOURCES
We are a global organization that values life experiences, ideas, and cultures that each of our employees bring to Ranpak, striving to create an atmosphere of acceptance and respect, facilitating an encouraging environment, and helping employees attain professional and educational goals. We utilize interview guides in our hiring processes to help identify different competencies and to ensure that new hires are developed in these areas. Additionally, we developed robust training to ensure that every potential candidate is given a fair and merit-based evaluation of their skills.
We strive to maintain an active dialogue with our employees and provide employees a comprehensive benefits package including competitive wages, medical, life, and accident insurance, incentive bonus programs, and a 401(k) plan with an employer matching contribution. We have departmental budgets set aside for training and also provide a tuition reimbursement program for employees seeking bachelor's or master's degrees. Certain employees are also eligible for stock-based compensation programs that are designed to encourage long-term performance aligned with Company objectives. In June 2019 and September 2021, every employee (excluding those eligible for stock-based compensation programs) received an equity award, providing a community of employee-owners who can personally share in the reward of our collective success.
NOTE ABOUT WEBSITE AND SUSTAINABILITY AND IMPACT REPORTS
The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Ranpak   9   2026 Proxy Statement

Directors
The following table sets forth the name, age as of April [ ], 2026, and position of the nominees for election at the Annual Meeting and the other current directors of Ranpak Holdings Corp. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Ms. Dolan, Mr. Gliedman and Ms. Tranen is set forth above in “Proposal No. 1 Election of Directors”).

NAME	AGE	DIRECTOR SINCE	POSITION	INDEPENDENT
Omar Asali	55	2019	Chairman and Chief Executive Officer
Thomas F. Corley(1)	63	2019	Director
Victoria Dolan(1)(2)	66	2024	Director
Pam El(1)	68	2020	Director
Michael S. Gliedman	62	2019	Director and Chief Technology Officer
Michael A. Jones	63	2019	Director
Robert C. King(2)(3)	67	2019	Director
Salil Seshadri(1)(3)	49	2019	Director
Alicia Tranen(2)(3)	53	2019	Director

(1)	Member of the Nominating, Sustainability & Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
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Omar Asali
Omar Asali, 55, has served as our Chief Executive Officer and Chairman of the Board since June 2019, and is a founding partner of One Madison Group, where he has served since 2017. Mr. Asali has over two decades of experience with innovative, high-growth public and private companies as an operator, director, and investor through multiple market cycles. He is known as an advocate of corporate sustainability and a thought leader in the area of automation. One Madison Group is a registered investment advisor that invests across public and private markets with a focus on high quality, durable, operating businesses, founded by Mr. Asali, Jonathan Soros, and Salil Seshadri. The firm makes long-term public and private investments in themes including industrial technology, artificial intelligence, robotics, consumer brands, and other high growth sectors. Mr. Asali served previously as President and Chief Executive Officer of HRG. Mr. Asali was also the Vice Chairman of Spectrum Brands and a member of the board of directors of Fidelity and Guarantee Life, and Front Street Re Cayman Ltd., each a subsidiary of HRG. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital, a multi-billion dollar alternative asset manager. Prior to that, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies where he helped manage approximately $25 billion of capital. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech. Mr. Asali also currently serves as a director at Carbone Fine Food, Pickle Robot Company, and Plenty Unlimited. Mr. Asali has also served on the Virginia Tech Foundation Board and is currently active with the Mt. Sinai Cardiovascular Clinical Institute Philanthropic Advisory Council.

Mr. Asali’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at HRG and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

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Thomas F. Corley
Thomas F. Corley, 63, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. Mr. Corley is currently the Chief Executive Officer and President of Community Coffee, Inc. He previously served as the Executive Vice President, Chief Global Revenue Officer for Catalina responsible for all worldwide engagements, retailer and manufacturer revenue from October 2017 to January 2020. Mr. Corley also served as Chief Operating Officer of Acosta, Inc. from January 2016 until December 1, 2016. While at Acosta, Mr. Corley oversaw the Sales and Foodservice divisions, designed operating strategies, developed a differentiated sales organization and cultivated excellent customer relationships. Prior to serving at Acosta, Mr. Corley held several senior roles at Kraft Foods Group over a thirty-year tenure. Mr. Corley served as an Executive Vice President and President of Retail Sales and Foodservice from October 2012 through July 2015. Prior to that, Mr. Corley served as Senior Vice President of Sales from June 2009 to October 2012. His additional roles at Kraft included Vice President of Walmart/Customer Development Organization, Area Vice President, East Customer Development Organizations and Area Vice President of South Area Field Sales Organization. Mr. Corley has extensive experience with customer collaboration, new business development, field sales commercialization, acquisition integration and organizational development. Mr. Corley also serves on the Board of Directors at Carbone Sauce USA. He previously worked as an advisor to Cacique Foods, Plenty Indoor Agriculture, Revlon, Inc., Verde Farms, Trax USA, Bowery Farms, Vybes Beverages, Genpact USA. He is also a former Board Member/Independent Director for Advantage Sales and Marketing and PRE-Brands. Mr. Corley received a B.A. in Business Administration and Management from the University of St. Thomas in Minnesota.

Mr. Corley’s qualifications to serve on our Board include: his 35 years of industry experience, senior leadership roles at Kraft Foods Group, global and data services experience at Catalina and senior relationships across the CPG/Retail industry.

Pam El
Pam El, 68, has served as a director since November 2020. She founded Pam El Consulting in 2019, and currently serves as its CEO. From 2014 to 2018, Ms. El was EVP and CMO at the National Basketball Association, where she was responsible for global marketing for the NBA, WNBA, and NBA G League. Prior to her tenure at the NBA, from 2013 to 2014, Ms. El was SVP of Marketing for Nationwide Insurance and from 2002 to 2013, Marketing Vice President of State Farm Insurance, where she led sales and marketing strategy for the U.S. and Canada. She earned a B.S. in Mass Communications from Virginia Commonwealth University and was recently inducted into the VCU Communications Hall of Fame. Ms. El served as a director on the Board of IDIQ, an industry leader in credit report and identity theft monitoring and data breach preparation from 2023 to 2025. She currently serves as a director on the Board of Farmers Insurance. Ms. El also serves on the national board of the non-profit WISE (Women in Sports & Events).

Ms. El’s qualifications to serve on our Board include: her extensive corporate leadership experience and marketing experience.

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Michael A. Jones
Michael A. Jones, 63, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. He also served as our Vice Chairman and Managing Director, North America from September 2019 until he stepped down from these roles in November 2022. In December of 2022, Mr. Jones became President & CEO of Positec North America, while continuing to serve on our Board. Mr. Jones left Positec in August of 2025 and now serves as Chairman of his family business, Jones Holding Corporation. Mr. Jones previously served as Chief Customer Officer of Lowe’s Companies, Inc. from May 2014 through October 2016. In this role, Mr. Jones was responsible for store environment, merchandising, customer experience, marketing, strategy and research for Lowe’s U.S. stores operations. Prior to this role, Mr. Jones served as the Chief Merchandising Officer of Lowe’s Companies Inc. since January 2013. In this capacity, Mr. Jones was responsible for both domestic and global sourcing for the merchandising offering for Lowe’s U.S. stores, and U.S. pricing operations. Mr. Jones served as Head of Business Unit Americas and Executive Vice President at Husqvarna AB from June 2011 to January 2013. In this role, Mr. Jones led sales, service and manufacturing operations for Husqvarna’s North and Latin American businesses. Prior to this role, Mr. Jones served as Head of Sales and Service for North and Latin America at Husqvarna AB since October 2009. Mr. Jones served as the General Manager of Cooking Products within the appliances division of General Electric (“GE”) from June 2007 to October 2009, and from 1994 to 2007, held various leadership positions with GE in Sales, Service, Product Management and international business. He began his career at GE in appliance builder sales and held roles with increasing responsibility during his time at GE, including Chief Commercial Officer in Europe, Middle East and Africa and for GE Consumer and Industrial. He currently serves on the Board of Children’s National Hospital in Washington, DC. as their Audit Chair as well as The Boys & Girls Club of America. Mr. Jones received a B.S. in Business Administration from California Coast University in Santa Ana, California and has completed the Yale School of Management Accelerated Management Program.

Mr. Jones’s qualifications to serve on our Board include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his sell-side and buy-side analyst experience including presentations to analyst and investors and business positioning; his substantial experience in strategy development and extensive leadership positions in various companies.

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Robert C. King
Robert C. King, 67, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. Mr. King served as the Chief Executive Officer of CytoSport, Inc. from June 2013 to August 2014. Prior to joining CytoSport, Mr. King served as an Advisor to TSG Consumer Partners from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system from 1989 to 2010. Before joining the North America Pepsi system, Mr. King worked in various sales and marketing positions with E&J Gallo Winery from 1984 to 1989 and with Procter & Gamble from 1980 to 1984. Previously, Mr. King served as an Executive Vice President and President of North America at Pepsi Bottling Group Inc. from November 2008 to 2010, with responsibility for all PBG business in the United States, Canada and Mexico. He served as the President of PBG’s North American business at Bottling Group from December 2006 to November 2008. Mr. King served as the President of North American Field Operations at Pepsi Bottling Group Inc. from October 2005 to December 2006. He served as Senior Vice President and General Manager of Pepsi Bottling Group’s Mid-Atlantic Business Unit from 2002 to 2005. Mr. King has served as a director and advisor to CytoSport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC, a producer of premium functional beverages, and Exal Corporation. Mr. King has been an Executive Advisory Partner at Wind Point Partners and Chairman of Gehl Foods, a WPP portfolio company since May 2015. Mr. King served as a Director of Freshpet Inc. and, currently, he serves as Chairman of Arctic Glacier, a Carlyle LLC portfolio company, since August 2017, and as Chairman of ProDriven Global Brands, a Triton Partner portfolio company, since June 2020. Mr. King received a B.A. in English from Fairfield University.

Mr. King’s qualifications to serve on our Board include: his corporate leadership and public company experience; and his more than 44 years of substantial expertise in managing businesses and operations in the consumer packaged goods industry, including his 21 years in the North America Pepsi system.

Salil Seshadri
Salil Seshadri, 49, has been a member of our Board since June 2019. Mr. Seshadri is a founding partner of One Madison Group, LLC, a registered investment advisor that invests across public and private markets with a focus on high quality, durable, operating businesses, where he has served since 2023. Prior to co-founding One Madison, Mr. Seshadri was the Chief Investment Officer and founding partner of JS Capital Management LLC, a private investment firm, where he served from 2011 to 2023. Prior to joining JS Capital, Mr. Seshadri was a senior member of the investment team at Soros Fund Management, where he served from 2009 to 2011. Prior to joining Soros Fund Management, Mr. Seshadri was employed for nearly a decade by Goldman Sachs Group, Inc. At Goldman Sachs, Mr. Seshadri served as Vice President in Goldman Sachs’ Hedge Fund Strategies group from 2002 to 2008. Currently, Mr. Seshadri serves as a Board member or Observer for private companies such as WheelsEye, Plenty, Pickle Robot, MUSIC, Anello Photonics and Carbone Fine Foods. Mr. Seshadri received a B.A. in Economics, with a concentration in Psychology from Columbia University.

Mr. Seshadri’s qualifications to serve on our Board include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his extensive experience as an investor in public and private companies of all sizes across multiple industries; his background evaluating the financial performance of both public and private companies; and his experience as a director and/or a significant stockholder in numerous companies.

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PROPOSAL NO. 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of our Board has engaged KPMG LLP (“KPMG”), as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of KPMG is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table provides information regarding the fees incurred to KPMG during the fiscal year ended December 31, 2025 and 2024. The Audit Committee approved all of the fees described below.

	FISCAL YEAR ENDED DECEMBER 31,
	2025	2024
Audit fees(1)	$3,523,780	$3,597,552
Tax fees(2)	—	—
Audit-related fees(3)	—	19,440
All other fees	—	—
Total fees	$3,523,780	$3,616,992

(1)
Audit fees for the years ended 2025 and 2024 consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the financial statements included in the Company’s Form 10-Q filings and services that are normally provided by KPMG in connection with regulatory filings, and for 2025, includes $517,433 in fees that relate to the year ended December 31, 2024. For 2024, audit fees include $1,140,054 in fees that relate to the year ended December 31, 2023.

(2)	Fees for professional services performed with respect to tax compliance, tax advice and tax planning.
(3)
Fees for assurance and related services that are reasonably related to the performance of the audit or review of our year-end consolidated financial statements and internal controls. Fees for comfort processes in coordination with Company’s registration statements filings.

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PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent registered public accounting firm as provided under the Audit Committee charter. The Audit Committee may delegate its authority to pre-approve services to the Chair of the Committee, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

The Board unanimously recommends a vote FOR ratification of our independent registered public accounting firm.

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Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Ranpak’s audited financial statements as of and for fiscal year 2025.
The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence. Finally, the Audit Committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of Ranpak’s audited financial statements as of and for fiscal year 2025.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2025 for filing with the SEC. The Audit Committee also has engaged KPMG as our independent registered public accounting firm for fiscal year 2026 and is seeking ratification of such selection by the stockholders.
Audit Committee
Victoria Dolan, Chair
Robert C. King
Alicia Tranen
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PROPOSAL NO. 3
Non-Binding Advisory Resolution to Approve the Compensation of the Named Executive Officers
We are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2025 as described in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the 2025 compensation of our named executive officers.
This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program objectives.
Accordingly, we are asking our stockholders to vote “For” the following resolution:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosure that accompanies the compensation tables.
VOTE REQUIRED
The affirmative vote of a majority of votes cast will be required to approve this non-binding advisory proposal. Proposal No. 3 is a "non-routine" matter on which a broker, bank or other nominee is not entitled to vote shares held on behalf of a beneficial owner without receiving voting instructions from the beneficial owner. Consequently, if you hold your shares in street name (such as through a brokerage account) and you do not instruct your broker, bank or other nominee on how to vote on this Proposal No. 3, a "broker non-vote" will occur with respect to Proposal No. 3. Abstentions, if any, and broker non-votes with respect to Proposal No. 3 are not treated as votes cast and will not be counted in determining the outcome of Proposal No. 3.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends a vote FOR the approval of the named executive officer compensation, described in this proxy statement.

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PROPOSAL NO. 4
Approval of the Issuance of Certain Shares of our Class A Common Stock upon the Exercise of a Warrant Issued to Walmart Inc.
BACKGROUND
On August 22, 2025, we entered into the Transaction Agreement (the “Transaction Agreement”) with Walmart Inc. (“Walmart”), under which, among other things, we agreed to issue to Walmart a warrant (the “Warrant”) to purchase up to 22,500,000 shares of our Class A Common Stock (the “Warrant Shares”), subject to adjustment and vesting in accordance with the terms and conditions set forth in the Warrant. The Transaction Agreement was entered into, and the Warrant was issued in connection with, the entry into certain commercial arrangements between us and Walmart and certain of its affiliates.
The Warrant Shares may vest over time based on payments to us by Walmart (whether made directly from Walmart or its affiliates or by a third party on behalf of Walmart) under existing and future commercial arrangements of up to a total of $300 million (minus the price of paper procurement incurred by us and / or any of our affiliates in connection with such payment) (the “Qualified Payments”). Upon the issuance of the Warrant, 2,250,000 Warrant Shares vested. Subject to vesting and certain conditions set forth in the Warrant, the Warrant Shares may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before 5:00 p.m., New York time, on August 22, 2035 at an exercise price of $6.8308 per share. The exercise price and the number of Warrant Shares issuable upon exercise of the Warrant are subject to customary antidilution adjustments.
The Warrant also limits Walmart’s beneficial ownership to 4.999% of our outstanding shares unless Walmart amends or waives this limit by written notice to us, which will not be effective until the 61st day after such notice or sooner notice in connection with certain acquisition transactions.
The Transaction Agreement sets forth certain provisions relating to Walmart’s interest in us, including, among other things, customary registration rights relating to the Warrant Shares, restrictions on transferring the Warrant, certain standstill provisions, and rights of notice of certain acquisition transactions, and includes customary representations, warranties and covenants of each party.
STOCKHOLDER APPROVAL REQUIREMENT
Under the terms of the Transaction Agreement, we are required to use our commercially reasonable efforts to obtain the approval of our stockholders (the “Stockholder Approval”) with respect to any Warrant Shares in excess of 16,864,714 shares (the “Excess Warrant Shares”), as may be required pursuant to NYSE Listing Rule 312.03(c). Until the Stockholder Approval is obtained, if an adjustment or other change to the number of Warrant Shares issuable upon exercise of the Warrant would result in the issuance of Excess Warrant Shares, NYSE Listing Rule 312.03(c) may restrict the issuance of the Excess Warrant Shares, in the event of an exercise of the Warrant. In connection with obtaining the Stockholder Approval and under the Transaction Agreement, we agreed to file a proxy statement to obtain the Stockholder Approval. If the Stockholder Approval is not obtained at the time we seek such approval, we are required, at Walmart’s request, to seek to obtain Stockholder Approval no less frequently than every twelve (12) months until either the Stockholder Approval is obtained or the term of the Warrant expires.
REASONS FOR REQUESTING STOCKHOLDER APPROVAL
Our Class A Common Stock is listed on NYSE, and as a result, we are subject to NYSE Listing Rule 312.03(c). NYSE Listing Rule 312.03(c) requires stockholder approval if the voting power or number of shares of listed common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the voting power or number of shares of listed common stock outstanding before the issuance of the listed common stock or of securities convertible into or exercisable for listed common stock. If the Warrant vests in full and Walmart exercises the Warrant to purchase all of the Warrant Shares initially subject to the Warrant, Walmart would
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become a holder of approximately 26.7% of the voting power and shares of our Class A Common Stock issued and outstanding at the time of the execution of the Transaction Agreement and the Warrant. As of immediately after the execution of the Transaction Agreement, including the issuance of Warrant Shares in full, the number of Warrant Shares equaled 16.69% of the outstanding shares of common stock on a fully diluted basis, assuming the issuance of all shares reserved for issuance under the Company’s incentive compensation plans and the issuance of all shares underlying the warrant issued to an affiliate of Amazon.com, Inc. (“Amazon”).
Accordingly, we are seeking stockholder approval pursuant to NYSE Listing Rule 312.03(c) to permit the issuance of the Excess Warrant Shares, which represent the shares in excess of the highest number of shares of Class A Common Stock that can be issued pursuant to the Warrant without potentially requiring the approval of our stockholders pursuant to NYSE Listing Rule 312.03(c).
REASONS FOR THE TRANSACTIONS WITH WALMART
Our Board of Directors determined, in its business judgment, that the transactions with Walmart as described above, including the issuance of the Warrant, and the possible future purchase by Walmart of the Warrant Shares issuable thereunder, including any Excess Warrant Shares, are in the best interests of the Company and our stockholders. Our Board of Directors approved these transactions, subject to any required stockholder approval, and recommends that our stockholders vote in favor of this Proposal No. 4. In making this determination and approval, the Board of Directors considered, among other things, the factors and characteristics of the transactions described below.
First and most critically, the Board of Directors believes Walmart is a valuable strategic and long-term customer. The Warrant Shares vest in multiple tranches over time, the first of which for 2,250,000 Warrant Shares vested upon execution of the Transaction Agreement. Subsequent tranches will vest over time based on Qualified Payments by Walmart and its affiliates, with all remaining tranches vesting if Qualified Payments collectively paid to us or any of our affiliates equal $300 million. If such vesting events of the Warrant are satisfied, Walmart will have made payments of hundreds of millions of dollars for our products and services.
We believe our commercial relationship with Walmart provides a catalyst to grow our business and the unique opportunity to diversify our revenue sources while capitalizing on our established strengths. We believe our commercial partnership would enhance our scale, cashflow, and liquidity in support of our operations as well as improve our ability to execute our business plans and pursue opportunities for future growth. The Board of Directors also believes the proceeds from the issuance of Class A Common Stock to Walmart, in the event Walmart were to vest and then exercise the Warrant in part or whole for cash, would enhance liquidity providing further opportunity to invest in the business or pay down debt.
POSSIBLE EFFECTS IF PROPOSAL NO. 4 IS APPROVED
If this Proposal No. 4 is approved by our stockholders, then, subject to the satisfaction of the vesting and other conditions set forth in the Warrant, including as described herein, we would be able to issue to Walmart more shares than if our stockholders do not approve this proposal, subject to any future anti-dilution and other adjustments.
The rights and privileges associated with all shares of Class A Common Stock issuable under the Warrant are identical to those associated with our existing Common Stock, and will not include preemptive, conversion or other rights to subscribe for additional shares of Common Stock.
Approval of this Proposal No. 4, assuming the satisfaction of the vesting and other conditions set forth in the Warrant Agreement and our issuance of the Warrant Shares issuable thereunder, could have the following effects:
•
Dilution. If approved, this Proposal No. 4 could result in the purchase of Excess Warrant Shares upon the cash exercise of the Warrant, subject to possible future adjustments. As a result, our existing stockholders could own a smaller percentage of the outstanding Class A Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Class A Common Stock.

•
Market Effects. Despite the existence of certain restrictions on transfer, the issuance of the Excess Warrant Shares under the Warrant could affect trading patterns and adversely affect the market price of the outstanding Class A Common Stock. Additionally, sales in the public market of Excess Warrant Shares that could be issued under the Warrant, or the perception that such sales could occur, could adversely affect the prevailing market price of the Class A Common Stock and impair our ability to raise capital in future equity financings.

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•
Concentration of Ownership and Influence. If the Warrant Shares were to fully vest and Walmart was to then exercise the Warrant in full to purchase all of the Warrant Shares, Walmart could obtain ownership of 26.7% or more of the outstanding shares of our Class A Common Stock (based on the number of shares of Class A Common Stock issued and outstanding as of the date of the Transaction Agreement). As a result, Walmart could be able to exert influence over matters requiring approval by our stockholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. Walmart may have interests that differ from ours or yours, and it may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. Further, the concentration of ownership could adversely affect the prevailing market price for our Class A Common Stock.

•
Valuable Customer and Potential Investor. As discussed above, we believe Walmart represents a valuable customer and potential investor for us as we continue to grow our business. Accordingly, we believe securing this commercial relationship and incentivizing Walmart to purchase additional products and services under our existing commercial agreements through the vesting mechanism of the Warrant is important for our continued business growth.

•
Improved Capital Levels and Reserves. The proceeds we would receive upon a future possible cash exercise of the Warrant could be substantial and would strengthen our balance sheet and increase our capital levels and reserves, and enhance our ability to execute our business plans and pursue opportunities for further growth.

POSSIBLE EFFECTS IF PROPOSAL NO. 4 IS NOT APPROVED
If this Proposal No. 4 is not approved by our stockholders, then, under the Warrant, the issuance of the Excess Warrant Shares upon exercise of the Warrant may be restricted by NYSE Listing Rule 312.03(c). If our stockholders do not approve this Proposal No. 4, we anticipate that we would seek Stockholder Approval again at our next annual meeting of stockholders until Stockholder Approval is obtained or the term of the Warrant expires.
Our Board of Directors believes the potential value and benefits of our relationship with Walmart could be adversely affected if we are unable to obtain Stockholder Approval. As discussed above, we believe our transactions with Walmart are important to our business, and a failure to obtain Stockholder Approval could deprive us of some or all of the benefits we anticipate from our relationship with Walmart.
SECURITIES LAWS MATTERS
This Proposal No. 4, together with the other disclosures contained in this Proxy Statement, is neither an offer to sell nor a solicitation of an offer to buy any of our securities.
The Warrant Shares have been registered under the Securities Act on a registration statement on Form S-3.
NO APPRAISAL RIGHTS
Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale of our Class A Common Stock to Walmart upon exercise of the Warrant.
VOTE REQUIRED
The affirmative vote of a majority of votes cast will be required to approve the issuance of the Excess Warrant Shares upon exercise of the Warrant. Proposal No. 4 is a “non-routine” matter on which a broker, bank or other nominee is not entitled to vote shares held on behalf of a beneficial owner without receiving voting instructions from the beneficial owner. Consequently, if you hold your shares in street name (such as through a brokerage account) and you do not instruct your broker, bank or other nominee on how to vote on this Proposal No. 4, a “broker non-vote” will occur with respect to Proposal No. 4. Abstentions, if any, and broker non-votes with respect to Proposal No. 4 are not treated as votes cast and will not be counted in determining the outcome of Proposal No. 4.

The Board unanimously recommends a vote FOR the approval of the issuance of the excess warrant shares upon exercise of the warrant.

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Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation philosophy, process, objectives, and material elements of our compensation program for our “named executive officers” (“NEOs”) for fiscal 2025 who are named in the “Summary Compensation Table.” This CD&A should be read together with the compensation tables and related disclosures set forth below. In 2025, our NEOs and their positions were as follows:
•	Omar Asali, our Chairman and Chief Executive Officer;
•	Paul Aram, our Chief Operating Officer;
•	Bill Drew, our Executive Vice President and Chief Financial Officer;
•	Eric Laurensse, our former Managing Director, Europe; and
•	Antonio Grassotti, our former Managing Director, APAC
While the principal purpose of this CD&A is to review the compensation of our NEOs, many of the programs discussed apply to other members of senior management who, together with our NEOs, are collectively referred to herein as our “executive officers” or “executives.”
Compensation Philosophy and Objectives
Our compensation program is designed to attract, retain and motivate our executives who drive the Company’s success. We believe that a strong performance-focused executive compensation program is essential to enable the Company to achieve its corporate performance goals in the competitive protective packaging industry and drive stockholder value. We seek to achieve these objectives through a compensation program that:
Pays for Performance
•
We provide incentives to our executive officers based upon meeting or exceeding specified financial targets that are challenging but achievable. A significant portion of our executives’ compensation is “at risk” and subject to achievement of performance criteria. As is described further below, our short-term incentive program is based upon our achievement of a constant currency adjusted EBITDA (“Constant Currency AEBITDA”) goal for the year. Performance-based compensation represented a significant portion of our NEO’s target total direct compensation for fiscal 2025.

Instills an Ownership Culture
•
We believe that long-term performance is achieved through an ownership culture that rewards performance by linking the interest of our executive officers with those of our stockholders. Our long-term incentive program for our executives is granted in the form of performance restricted stock units (“PRSUs”) and restricted stock units (“RSUs”). The PRSUs are only earned if the relevant performance targets are met, and vest over a three-year period. The RSUs vest over a three-year period. We believe this program ensures that a significant portion of the compensation of our executives is “at risk” and is tied to our stock to increase alignment with our stockholders. In addition, the multi-year vesting schedule of both the RSUs and PRSUs reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term sustainability of the Company. Lastly, the multi-year vesting schedule also serves as a retention mechanism for our executives.

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Pays Competitively
•
We set compensation levels so that they are competitive with those of other individuals holding comparable positions at other multinational corporations of similar size, value and complexity with which we compete for talent.

Values Stockholder Input
•	In setting compensation levels, we take into account feedback from our stockholders, as applicable.
Compensation Elements and Pay Mix
Consistent with our compensation philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2025 was variable and at-risk, reflecting our belief that a significant amount of executive compensation should be tied to performance for executives who bear higher levels of responsibility with respect to overall Company performance. For our CEO, 50% of his 2025 target total direct compensation was “at risk,” consisting of annual cash bonus and PRSUs. Approximately 36% of the 2025 total target direct compensation of our other NEOs was at-risk, consisting of annual cash bonuses and PRSUs.

Ranpak   23   2026 Proxy Statement

	ELEMENT	PURPOSE	KEY CHARACTERISTICS
Fixed	Base Salary	This pay element is intended to provide a fixed component of compensation that is commensurate with each executive’s experience, role and responsibilities.	Provides a steady source of income to our executive officers in line with the Company’s historic practices (including before we were public) and market practice.
	Equity Incentive Awards (RSUs)	This element is intended to provide executives with a direct equity interest that reinforces their ongoing commitment to the Company's success.	RSUs are subject to time-based vesting over a three-year period.
Variable	Annual Cash Bonus	This element is designed to motivate senior executives and reward the achievement of specific performance goals that support our business strategy.	Payouts are determined based on achievement of Constant Currency AEBITDA** targets for 2025, as established by our Board.
	Equity Incentive Awards (PRSUs)	This element is intended to align the interests of executives with long-term stockholder value and serve to attract and retain executive talent.	PRSUs may be earned at 0-150% of target based on achievement of Constant Currency AEBITDA** targets for 2025, as established by our Board. PRSUs vest over a three-year period.

**
Constant Currency AEBITDA is a non-GAAP financial measure that, for the purposes of our compensation programs, we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; non-cash expense related to warrants, and, in certain periods, other income and expense items, on an adjusted basis, translated at an exchange rate of 1 Euro to 1.05 USD.

Our executive compensation program and practices are designed to reinforce our pay-for-performance philosophy and incorporate corporate governance best practices designed to protect the interests of our stockholders. As the labor market continues to be fluid and dynamic, we will continue to evaluate our compensation program and practices relative to our market peers.
We use traditional compensation elements of base salary, annual cash incentives, long-term equity incentives, and employee benefits to deliver attractive and competitive compensation rewards to our executives for driving stockholder value. Our fiscal 2025 annual incentive program consisted of regular annual cash bonuses, RSUs and PRSUs. In addition, we previously maintained a special long-term incentive program (the “LTIP PRSUs”) that was granted in 2021 and is tied to multi-year performance goals during 2023-2025. The program concluded at the end of 2025. Based on the Company’s performance results for the performance period, the performance criteria were not achieved and the LTIP PRSUs paid out at $0. As a result, no compensation was earned or paid to our executives under this program. For more information about LTIP PRSUs, see section titled “LTIP PRSUs” in our 2021 CD&A in our proxy statement filed with the SEC on April 12, 2022.
Ranpak   24   2026 Proxy Statement

The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual cash incentive and long-term performance plans. In each case, if our executive officers fail to meet the threshold pre-determined performance goals, the award will not be earned. In executing our compensation program and determining executive compensation, we are guided by the following corporate governance best practices:

WHAT WE DO	WHAT WE DON'T DO
Pay for Performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No guaranteed bonuses or base salary increases
Provide bonuses that are dependent on meeting corporate and personal objectives with reasonable cap	No “single-trigger” change in control payments
Retain an independent compensation consultant	No excessive perquisites
Formally assess risk within the executive compensation program	No liberal share recycling
Set incentive plan targets that consider internal strategic plans for performance expectations	No tax gross ups for executive officers
Minimum vesting requirements for equity incentive awards
Implement and enforce a NYSE-compliant clawback policy
Maintain robust stock ownership guidelines for our executive officers and directors
Ensure the independence of the Compensation Committee members and the advisors who report to them
Prohibit hedging transactions with respect to our equity securities

Executive Compensation Process
Role of the Compensation Committee, Management and the Board
Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board. The Compensation Committee has overall responsibility for overseeing our compensation and benefits philosophy and policies generally, overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and our other executive officers, and ensuring that the target total direct compensation opportunities of our executive officers, including our NEOs, are consistent with our compensation philosophy and objectives.
The members of the Compensation Committee are appointed by our Board, and each member is an independent director within the meaning of the independent director guidelines of the NYSE. Currently, the members of the Compensation Committee are Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee.
The Compensation Committee reviews our executive compensation program annually on a calendar year basis, generally in February. The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of our executive compensation program including, but not limited to, input from our CEO and information provided in the public filings of industry peers and similarly situated companies in other industries. In addition, as described below under “Role of the Compensation Consultant,” the Compensation Committee has engaged an independent compensation consultant who provides advice on the Company’s executive compensation program, including benchmarking data and analysis, on a regular basis.
The Compensation Committee relies upon the judgment of its members in making compensation decisions. In addition, the Compensation Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment. The members of the Compensation Committee have extensive experience in executive management, as well as compensation practices and policies.
In addition to reviewing and approving executive compensation, our Compensation Committee administers the 2019 Omnibus Plan.
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Role of Management
Our CEO typically makes recommendations to our Compensation Committee (other than with respect to his own compensation), attends certain Compensation Committee meetings, and is involved in the process for determining our NEOs’ compensation; provided that the CEO does not make any recommendation as to his own compensation nor does he participate in deliberations about or determinations of his own compensation. Our Compensation Committee considers management recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our Compensation Committee reviews the recommendations of management, and other data, including advice of the compensation consultant, in determining each NEO’s total compensation, as well as each individual pay component.
Role of the Compensation Consultant
The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities and has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. FW Cook regularly advises the Compensation Committee on its executive compensation programs and overall compensation design, as well as peer company compensation practices. During 2025, the Compensation Committee assessed the independence of FW Cook under the applicable SEC and NYSE rules and concluded that its services presented no conflicts of interest.
Use of Comparative Market Data
For purposes of comparing our executive compensation program against the competitive market, the Compensation Committee considers recommendations from the CEO, and obtains input from its compensation consultant. The Compensation Committee does not use a single method or measure in making its compensation decisions, nor does it position compensation levels based upon a specific or target level relative to a peer group or other companies. Nonetheless, the pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee, with assistance from FW Cook and input from management, establishes Ranpak’s comparative peer group. The selection process begins with a list of potential peer companies, which is filtered using various criteria to determine the final list of peer companies, including but not limited to:
•	Companies in similar industries
•	Competitors for executive talent
•	Companies that consider Ranpak a peer, are peers of our direct competitors, or are considered to be our peers by third parties (i.e., analysts and proxy advisors)
•	Companies that fit certain desired financial size criteria, such as revenue, market cap, profitability, margin, etc.
The Compensation Committee periodically reviews the compensation peer group in consultation with the independent compensation consultant for continued financial and business fit. The table below reflects the list of the 16 peer group companies that were utilized to inform compensation decisions for our NEOs for fiscal 2025. Based on data compiled by FW Cook at the time of the peer group review, our revenues and market capitalization were at the 30th and 48th percentiles, respectively, in relation to the 2025 peer group.

Allient (ALNT)	Aspen Aerogels (ASPN)	CECO Environmental (CECO)	DMC Global (BOOM)
The Eastern Company (EML)	Enerpac Tool Group (EPAC)	Flotek Industries (FTK)	Graham Corporation (GHM)
Hurco Companies (HURC)	Myers Industries (MYE)	NN, Inc. (NNBR)	Powell Industries (POWL)
Proto Labs (PRLB)	Thermon Group (THR)	TriMas (TRS)	UFP Technologies (UFPT)

Ranpak   26   2026 Proxy Statement

Generally, the Compensation Committee evaluates the compensation of our executive officers relative to the median of the competitive market. However, as discussed hereafter, various other factors are taken into consideration in determining our executive officers’ compensation and the Compensation Committee does not target compensation at any specific level relative to the competitive market. When reviewing our current executive compensation arrangements and approving each compensation element and the target total direct compensation opportunity for our executive officers, the Compensation Committee considers the following factors:
•	Each individual executive officer’s skills, experience and qualifications relative to similarly-situated executives at other comparable companies in our industry;
•	Our performance against the financial and operational objectives established by the Compensation Committee and our Board;
•	The compensation practices of our competitors; and
•	The recommendations provided by our CEO with respect to the compensation of our other executive officers.
Advisory Vote to Approve Named Executive Officer Compensation
At our 2025 annual stockholders meeting, approximately 99% of votes cast, on an advisory basis, were in favor of our NEO compensation. As such, the Compensation Committee believes that our stockholders are largely satisfied with our existing NEO compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with stockholder interests and our long-term goals.
Nevertheless, we continually consider ways to modify our executive compensation program to strengthen this alignment of interests.
Our stockholders will have an opportunity again this year to vote, on an advisory basis, on our NEO compensation. The Compensation Committee will carefully consider the results of this year’s stockholder vote, along with all stockholder views on our compensation programs that are communicated to us, when making future compensation decisions for our NEOs.
Analysis of Fiscal 2025 Compensation
In 2025, the principal elements of our executive compensation program were as follows:
•	Base salary;
•	Annual cash bonus; and
•	Annual equity incentive awards in the form of 50% PRSUs and 50% RSUs.
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Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals. The base salaries of our executive officers may be adjusted by the Compensation Committee in the event of a promotion or significant change in responsibilities.
Taking into consideration the factors described in the “Executive Compensation Process” section and tailoring each NEO’s pay to reflect their respective role, responsibility and performance with rates of pay of those at comparable companies, the Compensation Committee approved the following base salary increases for 2025: Mr. Asali received an increase in base salary in 2025 from the 2024 level of approximately 16.7% following market benchmarking; Mr. Drew received an increase in base salary in 2025 from the 2024 level of approximately 11.0%; Mr. Grassotti received an increase in base salary in 2025 from the 2024 level of approximately 5.6%; and Mr. Laurensse received an increase in base salary in 2025 from the 2024 level of approximately 7.5% as part of our regular annual merit-based compensation review. Otherwise, there were no material changes to our NEOs’ base salaries in 2025.

NAME	2024 Base Salary ($)	2025 Base Salary ($)(1)
Omar Asali	$600,000	$700,000
Paul Aram(2)	$—	$324,323
Bill Drew	$360,292	$400,000
Antonio Grassotti(3)	$429,415	$453,295
Eric Laurensse(4)	$288,399	$310,144

(1)	Increases to base salaries effective as of January 1, 2025, or in the case of Mr. Asali and Mr. Drew, effective as of March 16, 2025.
(2)
The values provided for Mr. Aram are in USD and are based on the exchange rate of EUR to USD. For 2025, the exchange rate was 1 EUR to 1.1299 USD. Mr. Aram was appointed as the Company’s Chief Operating Officer effective September 29, 2025, and the value presented for 2025 represents his annualized 2025 base salary without giving effect to any proration in connection with his hire date.

(3)
The values provided for Mr. Grassotti are in USD and are based on the exchange rate of SGD to USD. For 2025, the exchange rate used was 1 SGD to 0.7651 USD. Mr. Grassotti departed as the Company’s Managing Director, APAC, effective as of July 31, 2025 (the “Separation Date”), and the value presented for 2025 represents his annualized 2025 base salary without giving effect to any proration in connection with his departure.

(4)
The values provided for Mr. Laurensse are in USD and are based on the exchange rate of EUR to USD. For 2025, the exchange rate was 1 EUR to 1.1299 USD. Mr. Laurensse departed as the Company’s Managing Director, Europe, and transitioned to a non-executive employee role, effective as of August 1, 2025, and the value presented for 2025 represents his annualized 2025 base salary without giving effect to any proration in connection with his transition.

Annual Cash Bonuses
We maintained an annual cash bonus program for our executive officers in 2025, in which our NEOs were eligible to participate. Such awards are designed to motivate our executive officers to focus on company priorities. The annual bonus was eligible to be earned based on the attainment of Constant Currency AEBITDA** targets established by our Board, as described below, with linear interpolation applied between performance levels. If our Constant Currency AEBITDA** is below the threshold level, no bonuses will be paid.

Constant Currency AEBITDA** (IN MILLIONS)	PERCENTAGE PAYOUT
Less than $80.3	0%
Threshold: $80.3	15%
Target: $94.5	100%
Maximum: $108.6 or greater	200%

**
Constant Currency AEBITDA is a non-GAAP financial measure that, for the purposes of our compensation programs, we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; non-cash expense related to warrants, and, in certain periods, other income and expense items, on an adjusted basis, translated at an exchange rate of 1 Euro to 1.05 USD.

We use Constant Currency AEBITDA** as our sole bonus performance metric because we believe that at this stage in the Company’s maturity, this measure is most reflective of our profitability, growth and stockholder value. We have received feedback from some stockholders that as Ranpak continues to mature, our compensation framework might benefit from incorporating additional performance metrics. While no changes were made to the annual cash bonus program this year, the Compensation
Ranpak   28   2026 Proxy Statement

Committee is actively monitoring market trends and performance indicators to ensure that our compensation program remains competitive and is aligned with stockholder interests. At this time, we do not include an individual performance component in our annual bonus program formula, and so bonus payouts were determined based solely on our achievement of the Constant Currency AEBITDA** metric.
For 2025, our Constant Currency AEBITDA** was $80.3 million, resulting in a percentage payout of 15% for each of our executive officers who participated in the program.

NAME	TARGET BONUS ($)	ACTUAL 2025 BONUS ($)
Omar Asali	$700,000	$105,000
Paul Aram(1)	$129,729	$5,012
Bill Drew	$160,000	$24,000
Antonio Grassotti(2)	$181,318	$15,865
Eric Laurensse(3)	$155,072	$45,230

(1)
Mr. Aram’s actual bonus amount was prorated based on his start date of September 29, 2025. The values provided for Mr. Aram are in USD and are based on the exchange rate of EUR to USD for the applicable year. For 2025, the exchange rate was 1 EUR to 1.1299 USD.

(2)
The values provided for Mr. Grassotti are in USD and are based on the exchange rate of SGD to USD for the applicable year. For 2025, the exchange rate was 1 SGD to 0.7651 USD. Mr. Grassotti’s actual bonus was prorated based on his termination date of July 31, 2025.

(3)
The values provided for Mr. Laurensse are in USD and are based on the exchange rate of EUR to USD for the applicable year. For 2025, the exchange rate was 1 EUR to 1.1299 USD. According to the terms of Mr. Laurensse’s separation agreement with the Company, Mr. Laurensse was entitled to a payment of EUR 40,030 as a guaranteed bonus for fiscal year 2025 in connection with his departure. Amount shown in the Summary Compensation table in excess of the amount shown under the Actual 2025 Bonus column above is included in the “Bonus” column.

Annual Equity Incentive Awards
Our Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our NEOs and other key employees. We believe that providing long-term incentive compensation in the form of both PRSUs and RSUs is essential in reinforcing our pay-for-performance culture and ensuring that employees’ interests and contributions remain closely tied to the long-term interests of the Company’s stockholders, including the achievement of our Constant Currency AEBITDA goals.
2025 PRSUs
At this stage in our maturity, we decided to use the Constant Currency AEBITDA in the year of grant to determine our PRSU payout levels because we think it is important to apply a performance measure to our equity awards in order to drive performance and stockholder alignment. We have received feedback from some stockholders that as Ranpak continues to mature, our compensation framework might benefit from incorporating additional performance metrics and from introducing multi-year performance metrics alongside our existing multi-year vesting of equity awards. After careful analysis, the Compensation Committee determined that the current framework already provides effective alignment with long-term stockholder interests as our compensation structure remains focused on Constant Currency AEBITDA as the key driver of performance. We value the input from our stockholders and are committed to ongoing dialogue. Although no changes were made to the PRSU design this year, we will continue to monitor market trends and performance indicators to ensure that our compensation program remains competitive and is aligned with stockholder interests. The Compensation Committee is dedicated to re-evaluating our compensation strategy periodically and considering adjustments that may further enhance the alignment of management interests with those of our stockholders in the future.
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The 2025 PRSUs were eligible to be earned between 0% and 150% of the target level based on the Company’s achievement of Constant Currency AEBITDA during 2025 as follows, with no linear interpolation applied between performance levels:

Constant Currency AEBITDA** (IN MILLIONS)	PERCENTAGE PRSUS EARNED
Less than $80.3	0%
Threshold: $80.3	15%
Target: $94.5	100%
Maximum: $108.6 or greater	150%

**
Constant Currency AEBITDA is a non-GAAP financial measure that, for the purposes of our compensation programs, we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; non-cash expense related to warrants, and, in certain periods, other income and expense items, on an adjusted basis, translated at an exchange rate of 1 Euro to 1.05 USD.

Any PRSUs that were earned vest ratably over three years. For 2025, our actual Constant Currency AEBITDA was $80.3 million, resulting in an achievement level of 15% of the target 2025 PRSUs for each of our executive officers.

	PRSUs
NAME	TARGET GRANT DATE FAIR VALUE ($)	ACTUAL 2025 ($)(1)
Omar Asali	$577,009	$86,545
Paul Aram	$27,750	$4,163
Bill Drew	$192,332	$28,855
Antonio Grassotti	$114,797	$—(2)
Eric Laurensse	$197,831	$—(3)

(1)	Based on grant date fair value. See “Grants of Plan-Based Awards” table for further information.
(2)	Mr. Grassotti’s employment was terminated on July 31, 2025, and pursuant to the terms of his separation agreement with the Company, his 2025 PRSUs were forfeited.
(3)	Based on the terms of Mr. Laurensse’s settlement agreement with the Company, his 2025 PRSUs were forfeited.
2025 RSUs
In 2025, we granted RSUs with a three-year vesting schedule, reflecting a shift from the previous two-year vesting period, to further align executive incentives with the Company's long-term strategic objectives and enhance retention of key talent. In March 2025, the Compensation Committee of the Board approved the grant of RSUs to each of our NEOs that vest in three equal installments on each of March 10, 2026, March 10, 2027, and March 10, 2028, subject to the NEO’s continuous service through such dates. The grant date fair value of these RSUs for the NEOs are as follows:

NAME	GRANT DATE FAIR VALUE ($)
Omar Asali	$577,003
Paul Aram	$27,750
Bill Drew	$192,332
Antonio Grassotti(1)	$16,624
Eric Laurensse	$197,831

(1)
Mr. Grassotti’s employment was terminated on July 31, 2025, and pursuant to the terms of his separation agreement with the Company, his 2025 RSUs that were scheduled to vest in 2026 will continue to vest in accordance with the terms of the 2019 Omnibus Incentive Plan and the applicable award agreement; the remainder of the 2025 RSUs were forfeited. The grant date fair value presented for Mr. Grassotti includes the incremental fair value associated with the modification of his 2025 RSU and certain other awards to permit continued vesting following his separation from the Company. Refer to “Grants of Plan-Based Awards” for further information.

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Other Compensation
COMPANY 401(K) PLAN
The Company maintains a 401(k) retirement savings plan for its employees in the United States, including the NEOs who satisfy certain eligibility requirements. Mr. Asali and Mr. Drew were eligible to participate in the 401(k) plan on the same terms as other full-time employees and we provided a maximum company match of 3.5% on the first 6% of their individual contributions.
RETIREMENT PLAN
The Company makes an annual contribution to a pension plan, which is a Dutch government-required pension plan (the “Dutch Retirement Plan”), on behalf of Mr. Aram and Mr. Laurensse. The Dutch Retirement Plan is a collective defined contribution plan administered in compliance with governing pension legislation in the Netherlands. Other than through the Dutch Retirement Plan, we do not provide defined benefit pension benefits to any of our NEOs.
EMPLOYEE BENEFITS AND PERQUISITES
All of the Company’s full-time employees, including the NEOs, are eligible to participate in the Company’s health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, health savings accounts, short-term and long-term disability insurance and life insurance, as applicable.
Employment Arrangements and Severance
EMPLOYMENT AGREEMENTS
The Company entered into offer letter agreements with Messrs. Asali, and Drew, effective as of June 3, 2019, and June 3, 2019, respectively. The offer letters provide for at-will employment and do not provide for any severance entitlements.
The Company entered into an employment agreement with Mr. Laurensse, which provides for an annual base salary and an annual holiday allowance equal to 8% of his gross base salary. In addition, Mr. Laurensse is entitled to a company car allowance, which equaled $23,257 in 2025. Ranpak also makes a premium contribution to Mr. Laurensse’s health care and provides Mr. Laurensse with a pension benefit pursuant to a Dutch government-required pension plan, on the same terms and conditions as other employees of Ranpak B.V.
The Company entered into an employment agreement with Mr. Aram, effective as of June 30, 2025, pursuant to which Mr. Aram receives (i) an annual base salary of €310,000 and a target cash bonus equal to 40% of the annual base salary excluding the 8% holiday pay, and (ii) a one-time new hire award consisting of 5,000 PRSUs and 5,000 RSUs. Mr. Aram will also be eligible to participate in and be covered by all employee benefit programs maintained by the Company on the same terms as are generally applicable to other senior executives of the Company, subject to his meeting applicable eligibility requirements. Mr. Aram’s base salary and target annual bonus will be subject to periodic review and adjustment from time to time in the discretion of the Board or the Compensation Committee.
TERMINATION AND CHANGE IN CONTROL BENEFITS
As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on July 3, 2025, Mr. Grassotti departed as the Company’s Managing Director, APAC, effective on July 31, 2025. Pursuant to the Separation and General Release by and between the Company and Mr. Grassotti, dated July 2, 2025 (the “Grassotti Separation Agreement”), Mr. Grassotti received a payment of SGD 739,173, representing basic severance pay (equal to one year’s salary) of SGD 592,446 and SGD 146,727, representing housing and car expenses. Mr. Grassotti also received a payment of SGD 6,966 representing 2.5 days of accrued but unused annual leave and SGD 15,000 as a moving and travel stipend.
Mr. Grassotti also received SGD 20,736, representing his earned bonus for the year of termination, which was paid in March 2026. In addition, pursuant to the Grassotti Separation Agreement, Mr. Grassotti’s outstanding annual equity awards with respect to 49,965 restricted stock units scheduled to vest in 2026 were allowed to continue to vest in accordance with the terms of the 2019 Omnibus Incentive Plan and the applicable award agreements following his termination of employment. Mr. Grassotti is also subject to non-competition and non-solicitation restrictions for a period of 24 months following his termination of employment.
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Mr. Laurensse departed as the Company’s Managing Director, Europe, effective on August 1, 2025. Pursuant to the Separation Agreement and General Release by and between the Company and Mr. Laurensse, dated June 30, 2025 (the “Laurensse Separation Agreement”), in March 2026, Mr. Laurensse received a payment of €365,665, representing basic severance pay (equal to one year’s salary) of €274,488, 2025 annual bonus of €40,030, and €51,147 as compensation for missed pension entitlements. In addition, pursuant to the terms of the Laurensse Separation Agreement, Mr. Laurensse’s outstanding annual equity awards with respect to 25,000 and 51,641 restricted stock units scheduled to vest in January and March 2026, respectively, were allowed to continue to vest in accordance with the terms of the 2019 Omnibus Incentive Plan and the applicable award agreements following his departure. The Separation Agreement and General Release also provides that Mr. Laurensse is subject to non-competition and non-solicitation restrictions for a period of one year following his termination of employment.
Other than the agreements described above, the Company does not have any employment agreements with its NEOs. In addition, we do not maintain any formal severance plan or agreements for our NEOs. Upon a termination of employment and/or a change in control, any outstanding equity awards will be treated in accordance with their terms, described further below under “Potential Payments Upon Termination or Change in Control.”
Executive Stock Ownership Guidelines
Our Board has adopted strict minimum equity holding requirements applicable to our executive officers and directors, as a multiple of their base salary, to further align their long-term interests with those of our stockholders. Our CEO is required to hold stock with a value of at least five times his annual base salary. NEOs other than the CEO are required to hold stock with a value of at least two times their respective annual base salaries. Our non-employee directors are required to hold stock with a value of at least three times their respective annual cash retainers. If any of our executive officers and directors has not met this ownership level, he or she may not sell any shares during the relevant year except to cover taxes on shares that become vested during the year. Unearned PRSUs held by the individual are not included in determining compliance with the stock ownership requirement.
Mr. Asali currently holds stock with a value in excess of the five times base salary requirement for the CEO. Mr. Drew currently holds stock with a value in excess of the two times base salary requirement for other NEOs.
Mr. Aram, appointed as Chief Operating Officer in June 2025, currently does not hold stock with a value in excess of the two times base salary requirement but is on track to be in compliance within the five-year period as required by the guidelines.
Messrs Grassotti and Laurensse, our former Managing Director, APAC, and our former Managing Director, Europe, departed from their respective roles during 2025 and are therefore no longer subject to our executive stock ownership guidelines.
Equity Grant Practices
We do not currently grant stock options as part of our equity compensation program. If stock options were to be granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.
During fiscal year 2025, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Clawback Policy
The Board has adopted a Compensation Recoupment Policy (the “Clawback Policy”) in October 2023, which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer (each, a “Covered Executive”) after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported (“Erroneously Awarded Compensation”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and the NYSE Listed Company Manual Section 303A.14. Recovery under the Clawback Policy is mandatory and no employee misconduct is required for the Company to recover Erroneously Awarded Compensation.
Ranpak   32   2026 Proxy Statement

Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits hedging and pledging. Employees and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. However, holding and exercising employee stock options, RSUs, PRSUs or other equity-based awards granted under our equity compensation plans is not prohibited. We prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.
Tax and Accounting Considerations
The Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations and the Compensation Committee maintains the flexibility to compensate our officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
Ranpak   33   2026 Proxy Statement

Report of the Compensation Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Salil Seshadri, Chair
Robert C. King
Alicia Tranen
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EXECUTIVE COMPENSATION TABLES
2025 SUMMARY COMPENSATION TABLE
The following table sets forth compensation information concerning the compensation paid and awards granted to each of our NEOs for services rendered to the Company in all capacities during the years ended December 31, 2025, 2024, and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Omar Asali(4)	2025	$676,923	$—	$1,154,012	$105,000	$—	$1,935,935
Chief Executive Officer and Chairman	2024	$390,000	$—	$1,152,619	$600,000	$4,754	$2,147,373
	2023	$—	$—	$2,611,990	$—	$—	$2,611,990
Paul Aram(5)	2025	$83,538	$—	$55,500	$5,012	$11,012	$155,062
Senior Vice President and Chief Operating Officer
Bill Drew(4)	2025	$391,455	$—	$384,664	$24,000	$14,936	$815,055
Executive Vice President and Chief Financial Officer	2024	$340,005	$—	$384,200	$144,117	$14,734	$883,056
	2023	$294,208	$29,640	$811,057	$29,640	$8,826	$1,173,371
Antonio Grassotti(6)	2025	$269,752	$—	$131,421	$15,866	$635,930	$1,052,969
Former Managing Director, APAC	2024	$429,415	$—	$254,799	$171,766	$98,543	$954,523
	2023	$410,839	$41,084	$499,604	$41,084	$97,034	$1,089,645
Eric Laurensse(7)	2025	$267,973	$26,957	$395,662	$18,273	$43,435	$752,300
Former Managing Director, Europe	2024	$310,265	$—	$439,095	$144,200	$46,401	$939,961
	2023	$283,045	$32,790	$748,135	$32,790	$44,087	$1,140,847

(1)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted, which for 2025 represented PRSUs and RSUs, and is consistent with the aggregate compensation cost to be recognized over the service period, excluding the effect of estimated forfeitures. See “Grants of Plan-Based Awards” for additional information. Assumptions included in the calculation of these amounts are included in the footnotes to our consolidated financial statements as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Generally, the grant date fair value presented does not correspond to the actual value that the NEOs will realize from the award. In particular, in accordance with SEC rules, the aggregate grant date fair value of the PRSUs presented in the table above is calculated based on the most probable outcome of the related performance conditions as of the grant date, which was target performance. If the maximum performance metric was achieved for the PRSUs, the grant date fair value would be $865,514 for Mr. Asali; $7,500 for Mr. Aram; $288,498 for Mr. Drew; $172,196 for Mr. Grassotti; and $296,747 for Mr. Laurensse. The PRSUs granted to Messrs. Grassotti and Laurensse in 2025 were forfeited in connection with their departure and termination of employment.
In addition, the amount reported for Mr. Grassotti includes the incremental fair value, calculated in accordance with FASB ASC Topic 718, arising from the modification and continued vesting of previously granted equity awards in connection with his termination of employment, as described above in “Compensation Discussion & Analysis—Termination and Change in Control Benefits.”
(2)
Amounts for 2025 included in this column represent the annual bonuses earned in 2025 related to the achievement of performance measures established for the 2025 cash bonus plan. Mr. Grassotti’s bonus was prorated through the Separation Date, as discussed further below.

(3)
Amounts under the “All Other Compensation” column for 2025 include: (i) for Mr. Aram, $6,616 in pension contributions and a company car (including insurance, maintenance, and fuel) of $4,396; (ii) for Mr. Drew, $13,736 in 401(k) match contributions and a cell allowance of $1,200; (iii) for Mr. Grassotti, a car allowance (including insurance, maintenance, and fuel) of $16,067, $42,846 in housing, and $577,017 of severance, as discussed further below; (iv) for Mr. Laurensse, a company car (including insurance, maintenance, and fuel) of $23,257, and $20,178 in pension contributions.

(4)	Mr. Asali’s and Mr. Drew’s 2025 salaries are prorated from March 16, 2025.
(5)
Mr. Aram commenced employment with the Company on September 29, 2025 and his compensation was pro-rated accordingly. The values provided for Mr. Aram are in USD and are based on an average exchange rate of 1 EUR to 1.1299 USD for 2025.

(6)
Mr. Grassotti’s employment with the Company was terminated effective July 31, 2025 and his compensation was prorated accordingly. Pursuant to the terms of his severance agreement with the Company, Mr. Grassotti was entitled to the following: salary up to the Separation Date; amounts earned under the Company’s 2025 cash bonus plan up to the Separation Date; SGD 6,966, representing accrued but unused leave as of the Separation Date; a moving and travel stipend of SGD

Ranpak   35   2026 Proxy Statement

15,000; an additional payment of SGD 592,446, representing 12 months of salary, and SGD 146,727, representing car and housing, which is subject to his continued compliance with certain post-employment restrictive covenants. The values provided for Mr. Grassotti in the table above are in USD and are based on an average exchange rate of 1 SGD to 0.7651 USD for 2025.
(7)
Mr. Laurensse and the Company entered into a settlement agreement whereby Mr. Laurensse’s employment as Managing Director was terminated effective August 1, 2025. Pursuant to the terms of the settlement agreement, Mr. Laurensse continues as an employee of the Company through March 31, 2026 as EMEA Business Advisor at a rate of 50% of his salary, including emoluments, and amounts shown above have been appropriately prorated. Pursuant to the terms of his settlement agreement with the Company, Mr. Laurensse was entitled to a guaranteed bonus of EUR 40,030 for 2025, subject to his continued compliance with certain post-employment restrictive covenants. The portion earned under the Company’s annual non-equity incentive plan based on actual performance is reported in the “Non-Equity Incentive Plan Compensation” column, and the remaining amount pursuant to the severance agreement is reported in the “Bonus” column. Salary for Mr. Laurensse includes holiday pay equal to $24,330 for 2025. The values provided for Mr. Laurensse are in USD and are based on an average exchange rate of 1 EUR to 1.1299 USD for 2025.

GRANTS OF PLAN-BASED AWARDS
The following table provides information about plan-based awards granted to NEOs in 2025. The Equity Incentive Plan Awards and All Other Stock Awards were granted under the Company’s 2019 Omnibus Plan.

			ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
NAME	GRANT DATE	GRANT TYPE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Omar Asali		Cash	$105,000	$700,000	$1,400,000	—	—	—	—	$—
	March 4	PRSU	$—	$—	$—	13,804	92,027	138,040	—	$577,009
	March 4	RSU	$—	$—	$—	—	—	—	92,026	$577,003
Paul Aram		Cash	$19,459	$129,729	$259,458	—	—	—	—	$—
	October 28	PRSU	$—	$—	$—	750	5,000	7,500	—	$27,750
	October 28	RSU	$—	$—	$—	—	—	—	5,000	$27,750
Bill Drew		Cash	$24,000	$160,000	$320,000	—	—	—	—	$—
	March 4	PRSU	$—	$—	$—	4,601	30,675	46,012	—	$192,332
	March 4	RSU	$—	$—	$—	—	—	—	30,675	$192,332
Antonio Grassotti		Cash	$27,198	$181,318	$362,636	—	—	—	—	$—
	March 4	PRSU	$—	$—	$—	2,746	18,309	27,463	—	$114,797(5)
	March 4	RSU	$—	$—	$—	—	—	—	18,309	$114,797(6)
	July 31	RSU	$—	$—	$—	—	—	—	49,965	$(98,173)(7)
Eric Laurensse		Cash	$23,261	$155,072	$310,144	—	—	—	—	$—
	March 4	PRSU	$—	$—	$—	4,732	31,552	47,328	—	$197,831(8)
	March 4	RSU	$—	$—	$—	—	—	—	31,552	$197,831(9)

(1)
Amounts shown are the threshold, target and maximum payouts under the Company’s 2025 short-term incentive cash bonus plan (“Cash”). See further discussion regarding the performance metrics in the section entitled “Analysis of Fiscal 2025 Compensation.” The actual amounts earned under the 2025 cash bonus plan are presented in the “2025 Summary Compensation Table.” The values provided for Mr. Grassotti are shown in USD and are based on an exchange rate of 1 SGD to 0.7651 USD. The values provided for Mr. Laurensse are shown in USD and are based on an exchange rate of 1 EUR to 1.1299 USD.

(2)
Amounts shown are the threshold, target and maximum number of shares that may be earned under the 2025 PRSUs based on the Company’s achievement of achievement of the performance goals for the period between January 1, 2025 and December 31, 2025, as further described in the section entitled “Analysis of Fiscal 2025 Compensation.” These PRSUs may be earned between 0% and 150% of target.

(3)	Includes RSUs, which vest in three equal installments on March 10, 2026, March 10, 2027 and March 10, 2028.
(4)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted. The grant date fair value of PRSU awards was calculated based on the most probable outcome of the related performance conditions as of the grant date, which was target performance in accordance with FASB ASC Topic 718. Assumptions included in the calculation of these amounts are included in the footnotes to our consolidated financial statements as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Ranpak   36   2026 Proxy Statement

(5)
Mr. Grassotti’s employment was terminated on July 31, 2025 and pursuant to the terms of Mr. Grassotti’s separation agreement, these PRSUs were forfeited as of that date. The amount shown reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the full award at target.

(6)
Pursuant to the terms of Mr. Grassotti’s separation agreement, these RSUs were modified to allow for continued vesting of 6,103 shares, with the continuing employment requirement being waived. The remaining 12,206 shares were forfeited. The amount shown reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the full award.

(7)
Pursuant to the terms of Mr. Grassotti’s separation agreement, Mr. Grassotti retained his right to vest in an aggregate of 49,965 shares, with the continuing employment requirement being waived. For accounting purposes, the modification of these shares resulted in a new grant as of the modification date (July 31, 2025).The negative value reflected in the table represents the fact that the incremental fair value of the 49,965 shares as of the modification date computed in accordance with FASB ASC Topic 718 for these modified awards was less than the grant date fair value of these awards.

(8)
Pursuant to the terms of Mr. Laurensse’s separation agreement, the last date of Mr. Laurensse’s employment is March 31, 2026 and effective as of that date these PRSUs were forfeited. The amount shown reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the full award at target.

(9)
Mr. Laurensse terminated employment on March 31, 2026. Consistent with the terms of the awards and Mr. Laurensse’s separation agreement, 21,034 shares (the unvested portion as of that date) were forfeited. The amount shown reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the full award.

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Outstanding Equity Awards at Fiscal Year-End
The following table shows information regarding outstanding equity awards held by our NEOs as of the end of fiscal 2025. All outstanding equity awards were granted pursuant to the Company’s 2019 Omnibus Plan. The market value of the unvested RSUs is determined by multiplying the number of unvested units by $5.41, the closing price per share of our common stock on December 31, 2025, the last trading day of fiscal 2025.

	STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN NUMBER OF AWARDS: UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Omar Asali	03/04/2025(1)	92,026	$497,861	—	$—
	03/04/2025(2)	—	$—	92,027	$497,866
	03/14/2024(3)	15,629	$84,553	—	$—
	03/05/2024(4)	46,013	$248,930	—	$—
	03/05/2024(5)	61,351	$331,909	—	$—
	08/07/2023(6)	120,000	$649,200	—	$—
	02/28/2023(7)	15,630	$84,558	—	$—
Paul Aram	10/28/2025(1)	5,000	$27,050	—	$—
	10/28/2025(2)	—	$—	5,000	$27,050
Bill Drew	03/05/2025(1)	30,675	$165,952	—	$—
	03/05/2025(2)	—	$—	30,675	$165,952
	03/14/2024(3)	5,209	$28,181	—	$—
	03/05/2024(4)	15,337	$82,973	—	$—
	03/05/2024(5)	20,450	$110,635	—	$—
	08/07/2023(6)	35,000	$189,350	—	$—
	02/28/2023(7)	5,210	$28,186	—	$—
Antonio Grassotti	03/04/2025(8)	6,103	$33,017	—	$—
	03/14/2024(8)	3,455	$18,692	—	$—
	03/05/2024(8)	10,171	$55,025	—	$—
	03/05/2024(8)	6,781	$36,685	—	$—
	08/07/2023(6)	20,000	$108,200	—	$—
	02/28/2023(8)	3,455	$18,692	—	$—
Eric Laurensse	03/04/2025(9)	31,552	$170,696	—	$—
	03/14/2024(2)	5,954	$32,211	—	$—
	03/05/2024(4)	17,529	$94,832	—	$—
	03/05/2024(10)	23,372	$126,443	—	$—
	08/07/2023(6)	25,000	$135,250	—	$—
	02/28/2023(7)	5,955	$32,217	—	$—

(1)	Represents RSUs that vest in three equal installments on March 10, 2026, March 10, 2027, and March 10, 2028.
(2)
Represents the target number of PRSUs. The NEOs may earn between 0% and 150% of the target PRSUs based on the Company’s achievement of the performance goals for the period between January 1, 2025 and December 31, 2025. The PRSUs vest in three annual installments on March 10, 2026, March 10, 2027 and March 10, 2028.

Ranpak   38   2026 Proxy Statement

(3)
Represents the last tranche of an award of RSUs granted on March 14, 2024 to supplement the 2023 PRSU attainment. One third of the grant vested on each of March 14, 2024 and March 10, 2025, and the remainder vested on March 10, 2026.

(4)	Represents the last tranche of an award of RSUs granted on March 5, 2024. One half of the grant vested on March 10, 2025 and the remainder vested on March 10, 2026.
(5)	Represents the last two tranches of an award of PRSUs. The first tranche vested on March 17, 2025, the second tranche vested on March 10, 2026, and the remainder will vest on March 10, 2027.
(6)
Represents the last tranche of an award of RSUs granted in August 2023 broadly to employees intended as a retention grant. One half of the grant vested on January 1, 2025 and the remainder vested on January 1, 2026.

(7)	Represents the last tranche of an award of PRSUs granted on February 28, 2023. One-third of the grant vested on each of March 14, 2024 and March 10, 2025 and the remainder vested on March 10, 2026.
(8)
Mr. Grassotti was no longer an executive officer effective on July 31, 2025 and his employment with the Company was terminated effective as of the same date. Pursuant to the terms of Mr. Grassotti’s severance agreement, this award vested on March 10, 2026.

(9)
Mr. Laurensse’s employment with the Company was terminated effective March 31, 2026. Pursuant to the terms of the award and Mr. Laurensse’s severance agreement, 10,518 shares vested on March 10, 2026 and the remainder were forfeited.

(10)	Pursuant to the terms of the award and Mr. Laurensse’s severance agreement, 11,686 shares vested on March 10, 2026 and the remainder were forfeited.
Ranpak   39   2026 Proxy Statement

Option Exercises and Stock Vested

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Omar Asali	227,948	$1,440,265
Bill Drew	70,983	$446,190
Paul Aram	—	$—
Antonio Grassotti	43,864	$274,137
Eric Laurensse	17,640	$408,229

(1)	The amounts reflected in this column represent the market value of the underlying shares of common stock as of the vesting date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As a general matter, we do not have employment or severance agreements with members of our management team. Pursuant to our equity award agreements, our named executive officers are entitled to additional vesting of certain of their outstanding equity awards under certain circumstances, as follows:
•
Under B.V. contract law, Mr. Aram is entitled to a minimum of four months’ notice (or a payment in lieu thereof) for the Company to terminate his employment, as well as a statutory transition allowance of one-third of one month’s salary for every year of employment with the Company. Upon termination due to death or disability, B.V. law requires a payment of one-month’s salary.

•
Under our RSU agreements, (i) upon a termination of employment by the Company without “cause” or by the participant for “good reason” (each as defined in the relevant award agreement), the participant would forfeit any unvested RSU awards; and (ii) upon a termination in connection with a change in control or upon the participant’s death or disability, the participant would receive full vesting of unvested RSU awards.

•
Under our PRSU agreements, (i) upon a termination of employment by the Company without “cause” or by the participant for “good reason” (each as defined in the relevant award agreement), for awards for which performance has been certified, the participant would receive pro-rata vesting based on the number of completed months from the last occurring vesting date, and for awards for which performance has not been certified, since the awards are unearned, the participant would forfeit any unvested PRSU awards; (ii) upon their death or disability, for awards for which performance has been certified, the participant would receive full vesting of their unvested awards; and (iii) upon a termination in connection with a change in control, the participant would receive full vesting based on target (if performance has not been certified) or actual performance (if performance has been certified).

•
In addition, upon a participant’s termination of employment by the Company without cause within 24 months after a change in control, all of the participant’s outstanding unvested equity awards issued under the Company’s 2019 Omnibus Plan will vest.

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The following table describes the potential additional payments and benefits to which the NEOs would be entitled upon termination of their employment under various scenarios under existing plans, agreements and arrangements. The amounts shown are estimates and are based on numerous assumptions, including that employment terminated on December 31, 2025 (i.e., the last business day in 2025 on which our common stock was traded on the NYSE, with a closing price of $5.41 per share).

NAME	BENEFIT DESCRIPTION	TERMINATION WITHOUT CAUSE BY COMPANY OR FOR GOOD REASON BY EXECUTIVE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)(1)	TERMINATION WITHOUT CAUSE BY COMPANY OR FOR GOOD REASON BY EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL ($)(2)	TERMINATION DUE TO DEATH OR DISABILITY ($)(3)
Omar Asali	Cash Severance	$—	$—	$—
	Accelerated vesting of equity awards	$312,350	$2,394,877	$2,394,877
Paul Aram	Cash Severance(4)	$117,117	$117,117	$27,027
	Accelerated vesting of equity awards	$—	$54,100	$54,100
Bill Drew	Cash Severance	$—	$—	$—
	Accelerated vesting of equity awards	$104,115	$771,228	$771,228

(1)
For calculating the value of accelerated vesting of equity awards, represents the value of eligible unvested PRSUs that would accelerate on a pro-rata basis based on the number of completed months beginning after the last occurring vesting date and ending on the NEO’s termination date, divided by 12. The value of the unvested LTIP awards is not included, as the portion of the LTIP PRSUs that are eligible to be earned is 0% based on actual performance for the relevant performance year as of the date of this proxy statement.

(2)
For calculating the value of accelerated vesting of equity awards, represents the value of (i) unvested RSUs that would accelerate and vest in full and (ii) unvested PRSUs that would accelerate and vest in full based on target (if performance has not been certified) or actual performance (if performance has been certified).

(3)
For calculating the value of accelerated vesting of equity awards, represents the value of (i) unvested RSUs that would accelerate and vest in full and (ii) for unvested PRSUs for which performance has not been certified, the value of such PRSUs that would remain outstanding and eligible to be earned, upon a termination due to death or disability. The value of the unvested LTIP awards is not included, as the portion of the LTIP PRSUs that are eligible to be earned is 0% based on actual performance for the relevant performance year as of the date of this proxy statement.

(4)
Cash severance amounts were calculated as follows: (i) for termination, payment of four-month’s salary (in lieu of notice), plus the minimum statutory transition payment calculated in accordance with Dutch law as equal to one-third of one month’s salary ; and (ii) for termination due to death or disability, payment of one month’s salary. The values provided for Mr. Aram are in USD and are based on the 2025 exchange rate of 1 EUR to 1.1299 USD.

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on July 3, 2025, Mr. Grassotti departed as the Company’s Managing Director, APAC, effective on July 31, 2025, and Mr. Laurensse departed as the Company’s Managing Director, Europe, effective on August 1, 2025. For a description of the severance benefits and entitlements each of Messrs. Grassotti and Laurensse received in connection with their departure, see “Compensation Discussion & Analysis—Termination and Change in Control Benefits.”
CEO Pay Ratio
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For 2025, the estimated annual total compensation of our median employee was $71,338. Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Disclosure was $1,935,935, as set forth in the Summary Compensation Table above. Based on this information, for 2025, the ratio of the compensation of the CEO to the median employee’s annual total compensation was estimated to be 30 to 1.
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period, provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory
Ranpak   41   2026 Proxy Statement

arrangements and determined there has been no change that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2025. As a result, we used the same median employee for the 2025 CEO pay ratio as we did in 2024 for the 2024 CEO pay ratio disclosure.
To identify, and to determine the annual total compensation of, the median employee, we prepared a listing of our employee population as of December 31, 2024 and annualized the compensation of any permanent employees, employed either part-time or full-time, who were employed by us for less than the full fiscal year. We then compared actual direct compensation received for 2024 for those employees on an annualized basis, consisting of base salary amounts paid in 2024, annual cash bonus awards actually paid or payable in 2024 in respect of 2024, and the fair market value on the grant date of equity awards granted in 2024. We consistently applied this method to all of our employees across the employee population. Using this methodology, we determined that there were two full-time median employees; one located in the United States and one located in the Czech Republic.
With respect to the annual total compensation of the “median employee”, we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. This calculation is the same used for our named executive officers as set forth in the Summary Compensation Table earlier in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.
PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for the fiscal years listed below. The table also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, our net income (loss) and Constant Currency AEBITDA over such years in accordance with the SEC rules. For further information regarding our performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1)	COMPENSATION ACTUALLY PAID TO PEO(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS(1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(2)	COMPANY TOTAL SHARE RETURN(3)	PEER GROUP TOTAL SHARE RETURN(3)	NET INCOME (LOSS) (IN MILLIONS)(4)	CONSTANT CURRENCY AEBITDA (IN MILLIONS)(5)
2025(6)	$1,935,935	$(1,402,543)	$693,847	$176,347	$40.25	$88.28	$(38.3)	$80.3
2024(7)	$2,147,373	$515,286	$911,718	$505,279	$51.19	$102.83	$(21.5)	$87.4
2023(7)	$2,611,990	$732,849	$1,063,822	$850,647	$43.30	$91.56	$(27.1)	$76.5
2022(8)	$1,267,759	$(34,982,929)	$890,715	$(571,517)	$42.93	$87.46	$(41.4)	$66.8
2021(8)	$23,354,484	$41,672,932	$4,817,302	$3,225,298	$279.61	$108.81	$(2.8)	$117.8

(1)
Amounts in these columns represent the amounts in the “Total” column for the PEO and the average amounts from the “Total” column for the other NEOs set forth in the Summary Compensation Table on page 35. See the footnotes to the Summary Compensation Table for further detail regarding the amounts in these columns.

Ranpak   42   2026 Proxy Statement

(2)
The amounts reported in these columns represent the amounts of compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to such individuals during the applicable year. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

	2025
	PEO	OTHER NEOS
Summary Compensation Table Total	$1,935,935	$693,847
Less: Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(1,154,012)	$(241,812)
Plus: Fair Value for Awards Granted in the Covered Year that Remain Unvested as of the Covered Year, Determined as of the Covered Year End	$995,727	$190,103
Plus: Change in Fair Value of Outstanding Awards from Prior Years that Remained Unvested as of the Covered Year, Determined Based on Change in Fair Value from Prior Year End to Covered Year End	$(850,576)	$(107,632)
Plus: Fair Value for Awards Granted and Vested in the Covered Year, Determined as of the Vesting Date	$—	$—
Plus: Change in Fair Value of Outstanding Awards from Prior Years that Vested in the Covered Year, Determined Based on Change in Fair Value from Prior Year End to the Vesting Date	$(128,017)	$(29,129)
Less: Fair Value of Awards Forfeited During the Covered Year	$(2,201,600)	$(329,029)
Plus: Fair Value of Incremental Dividends on Earnings Paid on Stock Awards	$—	$—
Compensation Actually Paid	$(1,402,543)	$176,347

(3)
TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the Dow Jones U.S. Containers and Packaging Index (“DJUSCP”), which is the same peer group used for purposes of the Performance Graph set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(4)	Reflects “Net Income (Loss)” in millions for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
(5)
Constant Currency AEBITDA is a non-GAAP financial measure that, for the purposes of our compensation programs, we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; non-cash expense related to warrants in 2025, and, in certain periods, other income and expense items, translated at an exchange rate of 1 Euro to 1.05 USD for 2025, and in prior years translated at an exchange rate of 1 Euro to 1.15 USD.

(6)	For 2025, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Paul Aram, Antonio Gassotti, and Eric Laurensse.
(7)	For 2024 and 2023, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Antonio Grassotti, Eric Laurensse, and Mark Siebert.
(8)	For 2022 and 2021, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Antonio Grassotti, Michael A. Jones, and Eric Laurensse.
Ranpak   43   2026 Proxy Statement

RELATIONSHIP BETWEEN “COMPENSATION ACTUALLY PAID” AND PERFORMANCE MEASURES

Ranpak   44   2026 Proxy Statement

Ranpak   45   2026 Proxy Statement

FINANCIAL PERFORMANCE MEASURES
As described in more detail above under “Compensation Discussion and Analysis,” the Company uses Constant Currency AEBITDA as the sole performance metric for its executive compensation program as it believes this metric is the most reflective of our profitability, growth and stockholder value.

PERFORMANCE MEASURE	DESCRIPTION
Constant Currency AEBITDA ($)
Constant Currency AEBITDA is a non-GAAP financial measure that, for the purposes of our compensation programs, we continue to calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; non-cash expense related to warrants, and, in certain periods, other income and expense items, translated at an exchange rate of 1 Euro to 1.05 USD.

The Company does not use any other financial performance measures, other than Constant Currency AEBITDA, to link executive compensation actually paid to Company performance, and as permitted by the SEC rules, is not required to disclose any other measure as its most important financial performance measures.
Equity Compensation Plan Information
The following table provides information about shares of Ranpak common stock that may be issued under our compensation plans approved by shareholders and plans not approved by shareholders (if any) as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
2019 Omnibus Incentive Plan	3,168,015	$—	2,860,721
Amazon Warrant	18,716,456	$6.8308	—(2)
Equity compensation plans not approved by security holders
Walmart Warrant	22,500,000	$6.8308	—(3)
Total	44,384,471	$6.8308	2,860,721

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.
(2)	Refer to Note 17 — Shareholders’ Equity to the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026 for further details about the Amazon Warrant.
(3)
Refer to Note 17 — Shareholders’ Equity to the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026 for further details about the Walmart Warrant and to “Proposal No. 4 .— Approval of the Issuance of Certain Shares of our Class A Common Stock upon the Exercise of a Warrant Issued to Walmart Inc.”

Ranpak   46   2026 Proxy Statement

Director Compensation Table
The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2025. The employees who also served as directors (Messrs. Asali and Gliedman) did not receive any additional compensation for their service as directors.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)(3)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Thomas F. Corley	$85,000	$99,998	$—	$184,998
Victoria L. Dolan	$119,176	$99,998	$—	$219,174
Pam El	$87,056	$118,745	$—	$205,801
Michael A. Jones	$—	$174,987	$—	$174,987
Robert C. King	$110,806	$99,998	$—	$210,804
Salil Seshadri	$13,750	$174,987	$—	$188,737
Alicia Tranen	$—	$174,987	$—	$174,987
Kurt Zumwalt(4)	$48,214	$—	$—	$48,214

(1)
The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2025 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)
The amounts shown in this column relate to the annual RSU grant made to certain non-employee directors, as further described below under the heading “Director Compensation,” and, with respect to Messrs. Seshadri and Jones and Mses. El and Tranen, also relate to fully vested shares of stock granted in lieu of cash for annual Board retainers, pursuant to their election. For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718.

(3)	Messrs. Corley, Jones, King and Seshadri, and Mses. Dolan, El and Tranen each had 29,325 RSUs outstanding as of the end of fiscal year 2025.
(4)	Mr. Zumwalt’s service as a board member ceased effective May 22, 2025.
DIRECTOR COMPENSATION
Our non-employee directors receive an annual retainer fee of $75,000 for their board service, which is paid quarterly in arrears and may be taken at the director’s election in the form of stock. Non-employee directors receive an additional $20,000 for their service as chairman on the Audit Committee, an additional $15,000 for their service as chairman of the Compensation Committee, and an additional $10,000 for their service as chairman on the Nominating, Sustainability and Governance Committee. Beginning effective May 27, 2025, members of the Special Committee also receive an additional $5,000 per month for their service on that committee.
Our non-employee directors are also entitled to an annual equity grant in the amount of approximately $100,000, which is granted on the date of the annual stockholders meeting and vests on the earlier of (i) the first anniversary of the grant date and (ii) the following annual meeting of the stockholders. For 2025, all of our non-employee directors received the annual equity grant.
Ranpak   47   2026 Proxy Statement

Executive Officers
The following table sets forth the name, age as of April [ ], 2026, and position of our current executive officers who served as the executive officers of the Company in 2025. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Asali is set forth above under “Directors”).
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our certificate of incorporation and our bylaws as it deems appropriate. Our certificate of incorporation and our bylaws provide that our officers may consist of a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, a treasurer and such other offices as may be determined by the Board.

NAME	AGE	OFFICER SINCE	POSITION
Omar Asali	55	2019	Chairman and Chief Executive Officer
Bill Drew	44	2020	Executive Vice President and Chief Financial Officer
Paul Aram	65	2025	Senior Vice President and Chief Operating Officer

Bill Drew
Bill Drew, 44, was promoted in 2024 to Executive Vice President, Chief Financial Officer and served as Senior Vice President and Chief Financial Officer of Ranpak since August 2020. Prior to his current role, Mr. Drew held various roles within the Company including, Interim Chief Financial Officer (May 2020), Chief of Staff (September 2019), and Head of Business Development (June 2019). He has also served as Managing Director of One Madison Group since 2017 and was Secretary of the SPAC launched by One Madison Group, One Madison Corp (OMAD) since September 2017. Prior to joining One Madison Group Mr. Drew served as Vice President, Investments of HRG Group where he worked on numerous M&A and capital markets transactions. Prior to joining HRG Group, Mr. Drew was an investment analyst at Harbinger Capital Partners from 2006 through 2012, where he was responsible for portfolio investments across a variety of industries as well as multiple products and asset classes. Mr. Drew began his career as an Investment Banking Analyst in the Media and Telecommunications Group of Deutsche Bank Securities Inc. from 2004 through 2006. Mr. Drew graduated from Georgetown University in 2004 with a B.S.B.A. in Finance and a minor in Government.

Paul Aram
Paul Aram, 65, joined Ranpak as Chief Operating Officer in September 2025. Prior to joining Ranpak, Mr. Aram was the Global Operations and Supply Chain Director for IDEX Corporation from 2024. Prior to his role at IDEX Corporation, Mr. Aram served as VP Global Operations, PST Division at Ingersoll Rand Inc. from 2019 to 2023. Prior to Ingersoll Rand Inc., Mr. Aram served as Vice President Global Supply Chain at Accudyne Industries (2017-2019) and spent five years as an Operations Management Consultant with TriVista LLC (2012-2017). Mr. Aram also spent 16 years (1996 – 2012) with ITT Corporation in various roles, including Supply Chain Director for China and India (2009-2012), Regional Director for the ITT Motion and Flow Control Division (2005-2009), Global Operations Director for the ITT Marine & Leisure Division (2003-2004), and Global Operations Director for the ITT Network Systems and Services Division (1996-2003). Mr. Aram received his bachelor’s degree in Transport Engineering and Planning from Loughborough University, a Strategic Management Program qualification from Ashridge (Hult) Business School, and his Six Sigma Black Belt from the University of Michigan.

Ranpak   48   2026 Proxy Statement

Certain Relationships and Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, director nominees, executive officers or holders of more than 5% of our common stock (“significant stockholders”), or an affiliate or immediate family member thereof (each a “Related Person”), had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”
SHARED SERVICES AGREEMENT
On June 3, 2019, upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 12, 2018, as amended (the “Business Combination”), we entered into a shared services agreement (the “Shared Services Agreement”) with one of our significant stockholders, One Madison Group LLC (the “Sponsor”), pursuant to which the Sponsor may provide or cause to be provided certain services to us, or we may provide or cause to be provided certain services to the Sponsor. The Shared Services Agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services and requires us to indemnify the Sponsor in connection with the services provided by the Sponsor to us. Total fees paid by us under the Shared Services Agreement were not significant for 2025, and amounted to approximately $0.2 million and $0.3 million in 2024, and 2023, respectively.
RELATED PERSON TRANSACTIONS PROCEDURES
The Company’s Board of Directors has adopted a written Related Person Transactions policy that sets forth policies and procedures for the review and approval or ratification of transactions with Related Persons. Directors and officers inform the Company of any transactions that involve Related Persons, which are subject to review by the Audit Committee.
In addition, our written Code of Ethics and Business Conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest. Each director and executive officer must promptly notify the Secretary of any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and the Secretary shall notify the Nominating, Sustainability & Governance Committee of the Board of Directors of any such disclosure.
Ranpak   49   2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 27, 2026, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors, nominees and named executive officers; and
•	all directors and executive officers as a group.
A person is a “Beneficial Owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock underlying RSUs and PRSUs held by that person that are earned and currently scheduled to vest within 60 days of March 27, 2026.
The percentage of shares beneficially owned is computed on the basis of 85,529,338 shares of our common stock outstanding as of March 27, 2026. In computing the number of shares of common stock beneficially owned by a stockholder and the percentage ownership of that stockholder, we include in the numerator and denominator those shares of common stock subject to RSUs held by that stockholder that are currently releasable or that will become releasable within 60 days of March 27, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, Ohio 44077.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL HOLDER	NUMBER OF SECURITIES BENEFICIALLY OWNED(1)	PERCENTAGE(2)
5% Stockholder
JS Capital, LLC(3)	30,530,897	35.7%
Soros Capital LLC(4)	4,630,292	5.4%
Directors and Named Executive Officers
Paul Aram	29,800	*
Omar Asali(5)	4,752,942	5.6%
Thomas F. Corley	136,881	*
Victoria L. Dolan	29,325	*
Bill Drew	429,513	*
Pam El	99,598	*
Michael Gliedman	80,078	*
Michael A. Jones	223,683	*
Robert C. King	142,782	*
Salil Seshadri(6)	814,415	*
Alicia Tranen(8)	778,971	*
All directors and executive officers as a group (14 persons)	7,286,791	8.8%

To our knowledge, except as noted above, no person or entity is the Beneficial Owner of more than 5% of the voting power of the Company’s stock.
*	Less than 1% of shares outstanding
(1)
The amounts reported include the following number of RSUs which will vest within 60 days of March 27, 2026: 29,325 each for Messrs. Corley, Jones, King, Seshadri and Zumwalt and Mses. Dolan El and Tranen.

Ranpak   50   2026 Proxy Statement

(2)
Applicable percentage ownership is based on 85,529,338 shares of common stock outstanding on March 27, 2026 and includes 205,275 RSUs held by directors which will vest within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 27, 2026. Under Rule 13d-3 of the SEC, certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares.)

(3)
Includes 30,530,897 Class A shares. According to the Amendment No. 6 to Schedule 13D filed with the SEC on January 29, 2025, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106.

(4)
Includes 4,630,292 shares of Class A Common Stock, on the basis of a Schedule 13G filed on February 14, 2024. Soros Capital LLC includes Soros Capital LP, Soros Capital GP LLC, Soros Capital HoldCo LLC, Soros Capital Management LLC and Robert Soros (“Soros Capital”). Soros Capital is located at 250 West 55th Street, New York, NY 10019.

(5)
Mr. Asali directly holds 2,728,533 shares of common stock as of March 27, 2026. Total shares include 343,220 shares of Class A Common Stock held by Omar M. Asali Irrevocable Trust FBO Michael Asali and 343,220 shares of Class A Common Stock held by Omar M. Asali Irrevocable Trust FBO Yasmeen Asali, in respect of which Mr. Asali may be deemed to have beneficial ownership. Mr. Asali is the manager of OM Group LLC and may be deemed to beneficially own 4,290 shares of Class A Common Stock held by OM Group LLC, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of Class A Common Stock held by OM Group LLC except to the extent of his pecuniary interest therein. Mr. Asali also controls Vivoli Holdings. Mr. Asali may be deemed to beneficially own the 1,333,679 Class A shares held by Vivoli Holdings, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6)
Mr. Seshadri directly holds 551,178 shares of common stock as of March 27, 2026. Total shares include 214,016 shares of Class A Common Stock held in trusts for which Mr. Seshadri’s children are the beneficiaries and in respect of which Mr. Seshadri has investment control and may be deemed to have beneficial ownership and 29,325 shares subject to RSUs which will vest within 60 days of March 27, 2026.

(7)
Ms. Tranen directly holds 298,062 shares of common stock as of March 27, 2026. Total shares include 71,660 shares of Class A Common Stock held by Blue Parrot Trust and 29,325 shares subject to RSUs which will vest within 60 days of March 27, 2026. Also included are 30,000 shares of Class A Common Stock held by Ms. Tranen’s husband and 349,924 shares of Class A Common Stock held by other immediate family members of Ms. Tranen.

Ranpak   51   2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2025.
Ranpak   52   2026 Proxy Statement

Information About the Proxy Process and Voting
WHY AM I RECEIVING THESE MATERIALS?
We have made a Notice of Internet Availability that contains instructions on accessing this Proxy Statement and Proxy Card available to you or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 9, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
WHO CAN VOTE AT THE ANNUAL MEETING?
The outstanding voting securities of Ranpak are shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.0001 par value per share (the “Class B common stock” and, together with the Class A Common Stock, the “common stock”). There were 85,529,338 shares of Class A Common Stock and no shares of Class B common stock outstanding as of March 27, 2026. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of March 27, 2026, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.
•
To vote at the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the enclosed Proxy Card or on the Notice of Internet Availability.
Ranpak   53   2026 Proxy Statement

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted. You may also attend and vote at the Annual Meeting using the 16-digit control number on your voting instruction form.
We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
WHAT VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?
•
With respect to Proposal No. 1, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. “Withhold” votes have no effect. There is no ability to “abstain.”

•	With respect to Proposal No. 2, No. 3 and No. 4, the affirmative vote of the majority of votes cast is required for approval. Abstentions will have no effect on the results.
WHAT ARE “BROKER NON-VOTES”?
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Only Proposal No. 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered “routine” under applicable rules.
In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as “broker non-votes” with respect to that proposal. Broker non-votes have no effect on whether a Proposal is approved.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and “For” the approval of the non-binding advisory resolution to approve the compensation of our named executive officers and “For” the approval of the issuance of the excess warrant shares upon exercise of the warrant issued to Walmart Inc. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Ranpak   54   2026 Proxy Statement

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, at 440-354-4445, ir@ranpak.com or at 7990 Auburn Road, Concord Township, OH 44077.
•	You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, proposals submitted pursuant to Rule 14a-8 must be submitted in writing by December [ ], 2026 to Sara Horvath, Secretary at Ranpak, 7990 Auburn Road, Concord Township, Ohio 44077.
Pursuant to our bylaws, in order for a stockholder to present a proposal at the annual meeting or to nominate a director under our bylaws, you must give timely notice thereof in writing to the Secretary, which must be received between December 22, 2026 and January 21, 2027; provided that if the date of that annual meeting is more than 30 days before or after May 21, 2027, notice must be received no earlier than 120 days prior to such annual meeting and no later than the 70th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2027 annual meeting date is first made, by the Company. In addition to complying with the advance notice provisions of our bylaws, to nominate directors stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 22, 2027. Proposals and nominations under our bylaws must meet all of the requirements set forth in the bylaws.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.
WHO CAN HELP ANSWER MY QUESTIONS?
If you have questions about the Proposals or if you need additional copies of the proxy materials you should contact our Investor Relations department at ir@ranpak.com or at 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
To obtain timely delivery, our stockholders must request the materials on or before May 9, 2026 to facilitate timely delivery.
WHO WILL SOLICIT AND PAY THE COST OF SOLICITING PROXIES?
Ranpak will pay the cost of soliciting proxies for the general meeting. Ranpak will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies. In addition, we have retained D.F. King & Co. to act as proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay $12,500 plus reasonable out-of-pocket expenses, for proxy solicitation services.
Ranpak   55   2026 Proxy Statement

ATTENDING THE 2026 ANNUAL MEETING
The Board has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
HOW DO I ATTEND THE ANNUAL MEETING?
You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PACK2026. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting.
CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

Online:
How to Participate in the Annual Meeting
1. Visit www.virtualshareholdermeeting.com/PACK2026; and
2. Enter the 16 digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on May 21, 2026. The meeting will begin promptly at 10:00 a.m. Eastern Time.

Ranpak   56   2026 Proxy Statement

Additional Information
ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on May 21, 2026: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2025 are available electronically at www.proxyvote.com.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Ranpak stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at ir@ranpak.com, 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Annual Report on Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Material to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for fiscal year 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Ranpak stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Investor Relations department at ir@ranpak.com, 440-354-4445 or 7990 Auburn Road, Concord Township, OH 44077.
Ranpak   57   2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PACK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89605-P47667

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANPAK HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Company Proposal - Election of Directors	☐	☐	☐

Nominees:

01) Victoria Dolan
02) Michael Gliedman
03) Alicia Tranen

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. Company Proposal - Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Company Proposal - Approval of a non-binding advisory resolution approving the compensation of named executive officers.	☐	☐	☐
4. Company Proposal - To approve, for the purpose of complying with NYSE Listing Rule 312.03(c), the issuance of certain shares of our common stock upon the exercise of a warrant issued by the Company to Walmart Inc.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V89606-P47667

RANPAK HOLDINGS CORP.
Annual Meeting of Shareholders
May 21, 2026 10:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Omar Asali, William Drew and Sara Horvath, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RANPAK HOLDINGS CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM EDT on May 21, 2026, via a live webcast at www.virtualshareholdermeeting.com/PACK2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side